UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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TRW Automotive Holdings Corp.

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TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
April 4, 2008
TO OUR STOCKHOLDERS:
Our 2008 annual meeting of stockholders will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, on Tuesday, May 20, 2008. The annual meeting will begin promptly at 4:00 p.m., local time.
Please read these materials so that you will know what we plan to do at the meeting. Also, please take the time to vote your shares. Instructions on how to vote are included in this proxy statement, as well as in the Notice Regarding the Availability of Proxy Materials that was sent to certain stockholders (or, for stockholders who received a printed copy of the proxy materials, voting instructions also appear on the proxy card enclosed with this proxy statement).
John C. Plant
Chief Executive Officer and President

Notice of Annual Meeting of Stockholders
The annual meeting of stockholders of TRW Automotive Holdings Corp. will be held at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, on Tuesday, May 20, 2008, at 4:00 p.m., local time. The purpose of the meeting is to vote on the proposals listed below and to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Proposal 1.	The election of two directors to three-year terms on the Board of Directors. The Board has nominated for re-election Paul H. O’Neill and Francois J. Castaing, both current directors.
Proposal 2.	The ratification of Ernst & Young LLP as TRW’s independent registered public accounting firm for 2008. Ernst & Young LLP served in this same capacity in 2007.
The record date for the annual meeting is March 24, 2008. Only stockholders of record at the close of business on that date may vote at the meeting.
BY ORDER OF THE BOARD OF DIRECTORS
David L. Bialosky
Secretary
Livonia, Michigan
April 4, 2008

April 4, 2008
TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
Proxy Statement
General Information
What is this document?
This document is the Proxy Statement of TRW Automotive Holdings Corp. furnished in connection with our annual meeting of stockholders to be held on May 20, 2008. We will refer to the company throughout as “TRW”, “we” or “us”.
What is the Notice Regarding the Availability of Proxy Materials?
As permitted by rules recently adopted by the Securities and Exchange Commission, TRW has elected to furnish to certain record holders via the Internet this Proxy Statement and the 2007 annual report to stockholders (the “proxy materials”) and to provide a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) by mail. We expect to mail the Notice of Availability on or about April 4, 2008 to all such stockholders of record that are entitled to vote at the annual meeting. The Notice of Availability contains instructions on how to access and review the proxy materials and how to vote.
Will I receive a printed copy of any of the proxy materials?
If you received a Notice of Availability by mail you will not receive a printed copy of the proxy materials or a proxy card unless you request one. If you would like a printed copy of the proxy materials and a proxy card, follow the instructions for requesting them that are included in the Notice of Availability.
Is there any other information that I should be provided?
Yes. In addition to this Proxy Statement, you should have access to our 2007 annual report, which contains financial and other information about TRW and our most recently completed fiscal year. You may also have received the Notice of Availability and, if you have not received one, a proxy card can be mailed to you upon request.
What is the purpose of this Proxy Statement?
We are providing this Proxy Statement and the form of proxy card to solicit your proxy (i.e. permission) to vote your shares of TRW stock upon certain matters. You are invited to attend the annual meeting and vote your shares directly. Even if you do not attend, however, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.
Who is paying the costs of the Proxy Statement and the solicitation of my proxy?
TRW.
Who is soliciting my proxy and will anyone be compensated to solicit my proxy?
Your proxy is being solicited by and on behalf of our Board of Directors. TRW will solicit proxies by mail and may also solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. Directors, officers and other employees of TRW who solicit proxies will do so without extra remuneration except reimbursement of out-of-pocket expenses. TRW may also pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending notices, proxies and proxy materials to beneficial owners of TRW common stock and for obtaining their instructions.

Voting Matters
What am I voting on?
You will be voting on the following:
•	The election of two directors for a three-year term;

•	The ratification of Ernst & Young LLP as our independent public accountants for 2008; and

•	Any other matter properly brought before the annual meeting.
Who is entitled to vote?
Stockholders of record of our common stock at the close of business on March 24, 2008, the record date, may vote at the annual meeting. On March 24, 2008, 101,012,651 shares of our common stock were outstanding. Each stockholder has one vote for each share of common stock owned of record at the close of business on the record date.
How do I vote?
If you are a stockholder of record, you can vote your shares in the following manner:
•	In Person – You may vote in person at the annual meeting. You should bring photo identification for entrance to the annual meeting.

•	Via the Internet – Stockholders can simplify their voting by voting their shares via the Internet. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities will close at 11:59 p.m. Eastern Time on May 19, 2008. You may access this Proxy Statement and other proxy materials by going to www.proxyvote.com and entering the control number shown on your Notice of Availability (or, if you did not receive a Notice of Availability, the control number appears on the proxy card sent to you). You will then be directed to select a link where you will be able to vote on the proposals presented here.

•	By Mail – Stockholders who receive a paper proxy card may elect to vote by mail by completing, signing and dating their proxy card where indicated and mailing it in the pre-addressed envelope that accompanies the paper proxy cards. Proxy cards submitted by mail must be received by the time of the annual meeting in order for your shares to be voted.

If you did not receive a package of printed materials containing a proxy card, a proxy card may be obtained by either calling (800) 579-1639 and requesting a copy or requesting a copy by e-mail. When requesting material by e-mail, send a blank e-mail to sendmaterial@proxyvote.com with the control number included in the Notice of Availability in the subject line. If you requested a printed copy of the proxy materials, a proxy card was enclosed with this Proxy Statement.
If you vote via the Internet or by returning your signed proxy to us before the annual meeting, we will vote your shares as you direct. If you are a stockholder who holds shares through a broker, trustee or other nominee, rather than directly in your own name (in “street name”), you must vote your shares in the manner prescribed by your broker, trustee or nominee, which may include voting by using the Internet or by telephone.
Whether you are a stockholder of record or hold your shares in street name, you can specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1). You can also specify whether you approve, disapprove, or abstain from the other proposals to be presented at the meeting. Proposals 1 and 2 will be presented at the meeting by management. The proposals are described in this Proxy Statement under the “Proposals Requiring Your Vote” section of this Proxy Statement.
If you submit a proxy via the Internet or by mailing a proxy card without indicating your instructions, we will vote your shares “For” the election of both nominees for director as set forth under Proposal 1 in the section entitled “Proposals Requiring your Vote,” and “For” Proposal 2.

Can I change my mind and revoke my proxy?
Yes. If you are a stockholder of record you may revoke your proxy at any time before it is exercised at the annual meeting in any of three ways:
•	By notifying TRW’s secretary in writing before the annual meeting;

•	By submitting another valid proxy with a later date; or

•	By voting in person at the meeting.
You will not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above.
If you are a stockholder who holds shares through a broker (in “street name”), you must follow the instructions provided by your broker if you wish to change your vote.
How do I vote under employee plans?
If you participate in the TRW Automotive Retirement Savings Plan for Salaried Employees or the TRW Automotive Retirement Savings Plan for Hourly Employees, then you will receive a set of the proxy materials either through the mail (which will include a proxy card) or by email (which will include the control number in the text of the email). In either case, you may vote your shares over the Internet or by mail, as described above. By voting, you are instructing the plan trustees, plan committees or independent fiduciaries of those plans how to vote your shares. They will vote the shares in accordance with your instructions and the terms of the plan. If you do not provide voting instructions for shares held for you in any of these plans, then your shares will be voted by an independent fiduciary.
In accordance with the terms of the applicable employee plan and to the extent permitted under applicable law, you are considered the “named fiduciary” (as defined in the Employee Retirement Income Security Act of 1974, as amended) of the employee plan with regard to the stock funds in which you invest and otherwise exercise control. If you participate in any of these plans or maintain other accounts under more than one name, you may have received more than one set of proxy materials. To be sure that all shares are counted, you must provide a separate valid proxy for shares held in each such name, either over the Internet or by signing and returning by mail a proxy card for all applicable shares.
How many votes must be present to hold the annual meeting?
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock on the record date is necessary to constitute a quorum.
How many votes are needed to elect directors and approve other matters?
In the election of directors, the two persons receiving the highest number of “For” votes (referred to as a “plurality” of votes) will be elected. Stockholders may not cumulate their votes in the election of directors.
The affirmative vote of a majority of shares present in person or represented by proxy at the meeting is required to approve each proposal other than the election of directors. Each share of common stock carries one vote.
How will abstentions and broker non-votes be treated?
Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker nonvotes”) are also considered “shares present.” Accordingly, abstentions and broker nonvotes are the equivalent of votes against a proposal where approval requires a majority of shares present. Abstentions and broker nonvotes will not affect the outcome in the election of directors because directors are elected by a plurality of votes rather than a majority of votes.

What if I have the same address as another stockholder?
The proxy rules of the Securities and Exchange Commission permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements, annual reports and notices of availability with respect to two or more stockholders sharing an address by delivering a single proxy statement, annual report or notice of availability to those stockholders. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.
TRW has been notified that certain intermediaries will utilize this procedure for TRW’s Notice of Availability and its proxy materials. Therefore, only one copy may have been delivered to multiple stockholders sharing a single address. If you wish to opt out of this procedure and receive a separate Notice of Availability or set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or TRW’s agent at the address and telephone number below.
A separate copy of the proxy card, the 2007 annual report and/or the Proxy Statement for the annual meeting will be promptly delivered upon oral request to TRW’s agent at (800) 579-1639 or an email request to sendmaterial@proxyvote.com.
How will TRW’s largest stockholder vote?
As of March 24, 2008, affiliates of The Blackstone Group L.P. (“Blackstone”) beneficially own and have the right to vote 45.6% of the outstanding shares of our common stock. Blackstone has advised us that they intend to vote all such shares in favor of the nominees for director and in favor of Proposal 2. However, since Blackstone owns less than a majority of the shares, neither a quorum at the annual meeting, nor the approval of Proposal 2 are assured.
Are there any other matters to be acted upon at the meeting?
We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.
Where do I find the results of the voting?
We will publish the voting results in our Form 10-Q for the second quarter of 2008. You will also be able to find the results in the investor information section of TRW’s home page on TRW’s Internet site (www.trw.com).

Proposals Requiring Your Vote
PROPOSAL 1 — Election of Directors
The first proposal on the agenda for this year’s annual meeting will be to elect two directors to serve as Class I directors for a three-year term beginning at the meeting and expiring at the 2011 annual stockholders’ meeting or until succeeded by another qualified director who has been properly elected. The Board of Directors currently consists of eight directors divided into three classes (Class I, Class II and Class III) serving staggered three-year terms. The Class I directors are up for election at the meeting. The nominees for election are Paul H. O’Neill and Francois J. Castaing, both current Class I directors. The Class II and Class III directors will continue in office following the meeting. Their terms will expire in 2009 (Class II) and 2010 (Class III). For information regarding the director nominees and our other directors, see the “The Board of Directors” section of this Proxy Statement.
We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.
The Board of Directors recommends a vote “For” the director nominees. Proxies solicited by the Board of Directors will be voted “For” the director nominees unless stockholders specify a different choice.
PROPOSAL 2 — Selection of Independent Public Accountants
The Audit Committee of the Board of Directors has the sole responsibility for selecting the independent public accountants to audit TRW’s consolidated financial statements. The Audit Committee’s selection of Ernst & Young LLP to audit TRW’s consolidated financial statements for 2008 is being submitted to you for ratification. Representatives of Ernst & Young LLP will be at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
TRW management will present the following resolution at the meeting:
“RESOLVED: That the selection of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for 2008 is ratified.”
The Board of Directors recommends a vote “For” Proposal 2. Proxies solicited by the Board of Directors will be voted “For” this Proposal 2 unless stockholders specify a different choice.
The Board of Directors
The Board of Directors currently consists of eight directors divided into three classes (Class I, Class II and Class III) serving staggered three-year terms. The Board of Directors met seven times during 2007, four of which were regular meetings and the remaining special meetings. All of the current directors who were directors in 2007 attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which they served in 2007, except Mr. O’Neill. Directors are expected to attend all scheduled board and committee meetings. Director presence at the annual meeting is encouraged, and six directors of our then nine-member Board of Directors attended the 2007 annual meeting.
Director Independence
TRW’s Board of Directors is currently comprised of five directors who qualify as “independent” as such term is defined by the rules adopted by the Securities and Exchange Commission and New York Stock Exchange listing requirements. To be considered independent, the Board of Directors must determine each year that a director does not have any direct or indirect material relationship with TRW. When assessing the “materiality” of any relationship a director has with TRW, the Board of Directors reviews all the relevant facts and circumstances of the relationship to assure itself that no commercial or charitable relationship of a director impairs such director’s independence.

The Board of Directors established guidelines, which are set forth in the Corporate Governance Guidelines published on TRW’s Internet site (www.trw.com), to assist it in determining director independence under the New York Stock Exchange listing requirements. These guidelines provide that a director will not be independent if, within the preceding three years (i) the director was employed by TRW or its subsidiaries; (ii) an immediate family member of the director was employed by TRW or its subsidiaries as an executive officer; (iii) a TRW executive officer was on the compensation committee (or a committee performing similar functions) of the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or (iv) the director or an immediate family member of the director received more than $100,000 during any twelve-month period in direct compensation from TRW or its subsidiaries (other than payments for current or past service as a director or compensation received by a family member for service as a non-executive employee). In addition, a director will not be independent if (i) the director or an immediate family member of the director is a current partner of TRW’s independent auditor; (ii) the director is a current employee of such firm; (iii) an immediate family member of the director is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or immediate family member of the director was within the last three years a partner or employee of such firm and personally worked on TRW’s audit within that time. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a TRW director is an employee of another company that does business with TRW and the annual sales to, or purchases from, TRW or its subsidiaries are less than the greater of $1 million or two percent of the annual revenues of the company he or she is employed by; (ii) if a TRW director is an employee of another company which is indebted to TRW or its subsidiaries, or to which TRW or its subsidiaries is indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company he or she is employed by; and (iii) if a TRW director serves as an officer, director or trustee of a charitable organization and TRW’s discretionary charitable contributions to the organization are less than the greater of $1 million or two percent of that organization’s total annual charitable receipts. (Automatic matching of employee charitable contributions will not be included in the amount of TRW’s contributions for this purpose.)
The Board of Directors has affirmatively determined that each of the following directors and nominees for director meet these standards for independence and qualify as independent: James F. Albaugh, Francois J. Castaing, J. Michael Losh, Jody G. Miller and Paul H. O’Neill. Throughout this Proxy Statement, we refer to these directors as our “independent directors.” In determining the independence of these directors, the Board of Directors considered their charitable affiliations, but found that TRW either made no donations to their affiliated charities or donations were well below the prohibited levels. The Board also considered Mr. O’Neill’s status as a special advisor to Blackstone, in light of TRW’s payment of $5 million in annual fees to Blackstone under a transaction and monitoring agreement, which is described below under “Compensation Committee Interlocks and Insider Participation.” The Board concluded that Mr. O’Neill is nonetheless independent because he is not an employee or executive officer of Blackstone. In addition, as such, he is not deemed to beneficially own the TRW stock held by Blackstone and so is not an “affiliated person” of TRW. In addition, although Mr. Losh serves on the audit committee of more than three publicly traded companies, the Board determined that such simultaneous service does not impair his ability to serve on TRW’s Audit Committee. There were no other relationships, transactions or arrangements with any of the independent directors required to be disclosed herein or not required to be so disclosed but considered by the Board.
Cesssation of Controlled Company Status
On June 4, 2007, we completed a secondary public offering of 11 million shares of our common stock held by Blackstone and certain members of our management. As a result of that transaction, Blackstone’s ownership stake in our common stock decreased from 56.4% to 46.5%. Prior to the completion of the offering, TRW availed itself of the “controlled company” exemptions under the New York Stock Exchange (“NYSE”) corporate governance rules that eliminate the requirements that the board of directors be composed of a majority of independent directors and that the compensation and nominating and corporate governance committees be composed entirely of “independent” directors within the meaning of the NYSE listing requirements. Upon completion of the offering we ceased to be a “controlled company” for purposes of the NYSE corporate governance rules. Accordingly, we are phasing in compliance with the NYSE independence requirements in accordance with the NYSE rules. Because five of the eight members of our current Board of Directors qualify as independent under the NYSE rules, we are already in compliance with the NYSE listing requirement regarding board independence. In addition, under the NYSE listing requirements, each of the Corporate Governance and Nominating Committee and the Compensation Committee must now consist of a majority of independent directors, which they currently do, and within twelve months of the closing of the Offering, the members of these committees must all be independent within the meaning of the NYSE listing requirements. We intend to comply with the NYSE listing requirements regarding committee independence.

Director Information
Neil P. Simpkins, our Chairman of the Board, presides over meetings of the non-management directors. Stockholders and other interested persons may contact Mr. Simpkins, the non-management directors as a group, or the Audit Committee directly in writing c/o TRW Automotive Holdings Corp., P.O. Box 51701, Livonia, MI 48151-5701, USA. TRW’s Internet site (www.trw.com) includes: the Standards of Conduct, TRW’s code of business conduct and ethics applicable to all of TRW’s directors, officers and employees; Corporate Governance Guidelines; and charters for the Audit, Compensation and Corporate Governance and Nominating Committees. In addition, these documents are available in print to any stockholder who requests them.
The following information about the directors, including the nominees, has been provided by the directors. There is no family relationship among the directors or between any director and an executive officer. Mr. Simpkins, Mr. Friedman and Mr. O’Neill were originally designated by an affiliate of Blackstone for nomination to the Board of Directors pursuant to such affiliate’s right under a stockholders agreement, the current form of which is referenced under the “Transactions with Related Persons – Stockholders Agreement” section of this Proxy Statement.
Class I—Nominees Standing for Re-Election:

Name, Age and	First Became a
Position	Director	Principal Occupation, Business Experience and Directorships

Paul H. O’Neill, 72 Director	2003	Mr. O’Neill has been a Special Advisor at Blackstone since March 2003. Prior to that, he served as U.S. Secretary of the Treasury during 2001 and 2002 and was Chairman and Chief Executive Officer of Alcoa from 1987 through 1999. He retired as Chairman of Alcoa in 2000. He currently also serves on the board of directors of Celanese Corporation.

Francois J. Castaing, 62 Director	2004	Mr. Castaing is a consultant for Castaing & Associates. Mr. Castaing retired in 2000 as technical advisor to the Chairman of DaimlerChrysler Corporation. Prior to his retirement, Mr. Castaing spent thirteen years with Chrysler Corporation serving as Executive Vice President of Vehicle Engineering from 1988 to 1996 and subsequently ran Chrysler International Operations. From 1980 to 1987, Mr. Castaing was with American Motors where he was Vice President of Engineering and later Group Vice President Product and Quality, until Chrysler acquired that company. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. Mr. Castaing currently serves on the board of directors and audit committee of Amerigon Incorporated.
Class II—Terms Expiring in 2009:

Name, Age and	First Became a
Position	Director	Principal Occupation, Business Experience and Directorships

James F. Albaugh, 57 Director	2006	Mr. Albaugh is currently president and chief executive officer of Boeing’s Integrated Defense Systems and a member of the company’s Executive Council. This $32.1 billion business unit includes Boeing’s defense, government, intelligence, space and communications capabilities. Prior to his current position, Mr. Albaugh, who joined Boeing in 1975, held various executive positions, including president and chief executive of Space and Communications and president of Space Transportation. He is a fellow of the American Institute of Aeronautics and Astronautics, the Royal Aeronautical Society, an elected member of the International Academy of Aeronautics, the Aerospace Industries Association Board of Governors Executive Committee and other professional organizations.

Robert L. Friedman, 65 Director	2003	Mr. Friedman has served as a senior managing director of Blackstone since February 1999 and in addition as Chief Legal Officer of Blackstone since January 2003. From 1974 until the time he joined Blackstone, Mr. Friedman was a partner with Simpson Thacher & Bartlett LLP, a New York law firm. He currently also serves on the board of directors of Axis Capital Holdings Limited and on the board of directors of Northwest Airlines, Inc.

J. Michael Losh, 61 Director	2003	Mr. Losh was interim chief financial officer of Cardinal Health from July 2004 until May 2005. He served as the Chairman of the Board of Metaldyne Corporation from October 2000 to April 2002. Prior to that, he was the Executive Vice President and Chief Financial Officer of General Motors Corp. from July 1994 to September 2000. At General Motors he served in a variety of operating and financial positions from 1964 to 2000. He currently also serves on the board of directors and compensation, finance and governance/nominating committees of Aon Corporation, on the board of directors and audit committee of H.B. Fuller Company, AMB Property Corporation and Cardinal Health Inc. and on the board of directors and the audit, compensation and pricing committees of Masco Corporation.
Class III—Terms Expiring in 2010

Name, Age and	First Became a
Position	Director	Principal Occupation, Business Experience and Directorships

John C. Plant, 54 Director, President and Chief Executive Officer	2003	Mr. Plant has been our President and Chief Executive Officer since February 28, 2003. Prior to that, Mr. Plant had been a co-member of the Chief Executive Office of TRW Inc. and had been President and Chief Executive Officer of the automotive business of TRW Inc. since 2001. From 1999 – 2001, Mr. Plant was Executive Vice President and General Manager of TRW Chassis Systems. Prior to the TRW Inc. acquisition of Lucas Varity in 1999, Mr. Plant was President, Lucas Varity Automotive.

Neil P. Simpkins, 41 Director, Chairman of the Board	2003	Mr. Simpkins has served as a senior managing director of Blackstone since December 1999. From 1993 until the time he joined Blackstone, Mr. Simpkins was a principal at Bain Capital. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in London and the Asia Pacific region. He currently serves on the board of directors of Vanguard Health Systems Inc. and Team Health L.L.C.

Jody G. Miller, 50 Director	2005	Ms. Miller founded in 2006 and became CEO of The Business Talent Group LLC, a privately held company providing top independent business talent to companies for project and interim executive assignments. She was a Venture Partner with Maveron, LLC from 2000 to 2006. From 1995 to 1999, Ms. Miller held a variety of executive positions, including Executive Vice President and Acting President and Chief Operating Officer, at Americast, a digital video and interactive services partnership of Ameritech, BellSouth, GTE, SBC, SNET and The Walt Disney Company. She also serves on the board of directors of Capella Education Company, a leading online university (NASDAQ).

Committees of the Board of Directors
There are three standing committees of our Board of Directors: Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, which serves as our nominating committee. The Audit Committee is composed entirely of independent directors.
Audit Committee

Number of Members:	3 (three)

Members:	J. Michael Losh (Chairman)

James F. Albaugh

Francois J. Castaing

Number of Meetings in 2007:	8 (Eight)

Purpose:	The Audit Committee is responsible for (1) selecting the independent auditor, (2) approving the overall scope of the audit, (3) assisting the board in monitoring the integrity of TRW’s financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants, the Audit Committee and TRW’s internal audit function and compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) reviewing with the independent auditor and management, the adequacy and effectiveness of the systems of internal controls, (6) discussing the annual audited and quarterly financial statements with management and the independent auditor, (7) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (8) discussing policies with respect to risk assessment and risk management, (9) meeting separately, periodically, with management, internal auditors and the independent auditor, (10) reviewing with the independent auditor any audit problems or difficulties and management’s response, (11) approving any hiring at the senior management level or above of employees or former employees of the independent auditors, (12) handling such other matters that are specifically delegated to the audit committee by the Board from time to time, and (13) reporting regularly to the full Board.

The Audit Committee is currently composed of the following three individuals: J. Michael Losh, James F. Albaugh and Francois J. Castaing. Each of Mr. Losh, Mr. Albaugh and Mr. Castaing is independent as that term is used in section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the New York Stock Exchange. The Board of Directors has also determined that Mr. Losh, the former Chief Financial Officer of General Motors Corp., is an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act and the related rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined James F. Albaugh and Francois J. Castaing have significant experience in reviewing, understanding and evaluating financial statements and are financially literate, as such term has been defined by the listing standards of the New York Stock Exchange. The Committee operates under a written charter, which is available for review on TRW’s Internet site (www.trw.com) and is available in print to any stockholder who requests it.

          Compensation Committee

Number of Members:	3 (three)

Members:	Neil P. Simpkins

Francois J. Castaing

J. Michael Losh

Number of Meetings in 2007:	The Compensation Committee held three formal meetings in 2007 and took additional action by written consent.

Purpose:	The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing the compensation of TRW’s independent directors and reviewing and approving the compensation of TRW’s executive officers (after consultation and recommendation from the Chief Executive Officer in the case of the other executive officers), (3) reviewing and approving employment contracts and other similar arrangements between TRW and executive officers, (4) reviewing and consulting with the Chief Executive Officer on the evaluation of executive performance and other related matters, (5) reviewing and making recommendations to the Board with respect to stock plans and other incentive compensation plans, and (6) such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. It also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis to be included in the proxy statement and determining whether to recommend it for inclusion in the proxy statement. The Compensation Committee may delegate any or all of its responsibilities to a sub-committee of the Compensation Committee. The Committee operates under a written charter, which is available for review on TRW’s Internet site (www.trw.com) and is available in print to any stockholder who requests it.

Consultants and Benchmarking:	As discussed in this Proxy Statement under “Compensation Discussion and Analysis,” the Compensation Committee from time to time hires a compensation consultant, most recently in 2004. In 2004, the Committee engaged Mercer Human Resource Consulting (“Mercer”). TRW paid Mercer’s fees in that instance. In that engagement, Mercer was hired to assist in the formulation of a compensation program for TRW’s top five executives and the 34 next most senior managers. TRW had just completed its initial public offering in February 2004, and the Compensation Committee wanted to establish a market competitive and appropriate compensation program. In formulating its recommendations, Mercer interviewed 10 executives and managers and used two sources of data, consisting of (1) a peer group of 12 companies comparable in size and industry to TRW (being Delphi Corporation, Johnson Controls, Inc., Visteon Corporation, Lear Corporation, Magna International Inc., The Goodyear Tire & Rubber Company, Eaton Corporation, Dana Corporation, ArvinMeritor, Inc., Tenneco Inc., American Axle & Manufacturing Holdings, Inc. and BorgWarner Inc.), and (2) survey data based on functional responsibility and position scope. Mercer recommended a compensation program that included base pay, annual cash bonus and a long-term incentive opportunity. The Compensation Committee used Mercer’s data and recommendations to establish TRW’s executive compensation program. While Mercer’s engagement by the Compensation Committee has not been ongoing, the Compensation Committee continues to refer to the Mercer 2004 report in its work. Since 2004 the Compensation Committee has not directly engaged a compensation consultant, but does review compensation survey data provided by such consultants to management, as described in the following paragraphs.

In the fall of 2007, TRW modified its methodology in collecting market data to assist the Compensation Committee in making compensation decisions. Previously, TRW’s management, apart from the Committee, engaged Mercer (although not the same individual consultant retained by the Committee in 2004) to collect and present data from the following sources to aid the Committee:
•	Watson Wyatt Data Services’ Top Management Compensation – Regression Analysis Report which included data from approximately 300 companies,

•	Mercer Benchmark Database 2007, which included data from approximately 70 companies,

•	Automotive Operations Executive Compensation Survey, and

•	Proxy data from a peer group of automotive companies.

Mercer was instructed to analyze information from the Watson Wyatt report and the Mercer Benchmark Database by focusing on automotive supply and durable goods manufacturing companies with the applicable data regressed to reflect a company with annual revenue comparable to TRW. At the time the information from these databases was utilized, the Compensation Committee was not aware of the identity of the included companies. Since that time TRW has obtained a list of companies included in each such database, which is set forth in Appendix A to this Proxy Statement.

The participants in the Automotive Operations Executive Compensation Survey utilized as a comparator for 2007 compensation were ArvinMeritor, Inc., Automotive Components Holdings, LLC, Behr America, BorgWarner Inc., Continental Teves, Cooper-Standard Automotive, DENSO International, Faurecia, Federal Mogul, Johnson Controls, Inc., Metaldyne Corporation, Robert Bosch, Tower Automotive, Visteon Corporation, Yazaki North America and ZF, in addition to TRW. The peer group of automotive companies for 2007 was comprised of Johnson Controls, Inc., The Goodyear Tire & Rubber Company, Lear Corporation, Visteon Corporation, Eaton Corporation, ArvinMeritor, Inc., Tenneco Inc., BorgWarner Inc. and American Axle & Manufacturing Holdings, Inc.

TRW decided that these sources were not providing management or the Compensation Committee with sufficiently relevant benchmark data. With respect to the Watson Wyatt Data Service, the majority of participating organizations were under $5 billion in annual revenue. The Mercer Benchmark Database contained only a limited number of data matches for key positions. With respect to the Automotive Operations Executive Compensation Survey, 5 of the 15 participants were divisions of multi-national companies and the median revenue was $2 billion. With respect to the peer group of automotive companies, the size of this group had fallen from 12 to 9 companies due to bankruptcies, resulting in a group that was too small for meaningful comparisons.

After consultation with the Compensation Committee, in November 2007 TRW replaced these multiple sources with the Towers Perrin US Executive Compensation Database which has in excess of 1,000 participants. From this database Towers Perrin has provided market data from approximately 600 companies from the “general industry group” with median revenues of $6 billion. This source provides an increased number of matches for each executive position and, through the use of regression analysis, provides appropriate market data. This source has become TRW’s primary source of market data for compensation decisions. At the time the information from this database was utilized, the Compensation Committee was not aware of the identity of the included companies. Since that time TRW has obtained a list of the companies included in this database, which is set forth in Appendix A to this Proxy Statement.

With the Compensation Committee’s concurrence, we have also broadened the proxy group to 22 companies by adding 13 additional industrial and manufacturing companies to the remaining 9 original automotive companies. With 22 companies ranging in revenue size from one-third to three times TRW’s annual revenues and with median revenue of $14.7 billion we are better able to benchmark compensation levels for the executive officers. We use this group as a secondary source of data. The companies in this group are as follows: Caterpillar Inc., Johnson Controls, Inc., Deere & Co., Emerson Electric Co., The Goodyear Tire & Rubber Company, Whirlpool Corp., Lear Corporation, PACCAR Inc., Masco Corporation, Eaton Corporation, Textron Inc., Visteon Corporation, Ingersoll-Rand Co. Ltd., Cummins Inc., Parker-Hannifin Corp., Applied Materials Inc., Danaher Corp., Terex Corp., ArvinMeritor, Inc., Tenneco Inc., BorgWarner Inc., and American Axle & Manufacturing Holdings, Inc.

Towers Perrin has been engaged by TRW to provide data from both of these sources on an ongoing basis from November 2007.

The survey and other compensation data gathered is used to establish competitive levels for total direct compensation, targeting compensation to fall between market median and the 75th percentile of the market data, taking into account the executive’s experience, performance and value to TRW.

Our Chief Executive Officer uses this data when recommending executive compensation to the Compensation Committee. The Compensation Committee uses these levels as guidelines but not rigid target ranges.

In addition to providing the compensation data identified above, both Mercer and Towers Perrin provide the other services to TRW. Mercer provides TRW with the following additional services:
•	Actuarial valuations with respect to our defined benefit plans in the U.S., Germany and Japan as well as valuations with respect to certain statutory plans in certain territories where required by legislation;

•	Retiree medical plan consulting, including plan design recommendations; and

•	Investment consulting with respect to our U.S. pension plan investments.
     Towers Perrin provides TRW with the following additional services:
•	Actuarial and administrative services with respect to our Canadian pension plans;

•	Health care consulting for our Canadian active and retiree medical plans; and

•	Investment consulting with respect to our Canadian pension plan investments.
          Corporate Governance and Nominating Committee

Number of Members:	3 (three)

Members:	John C. Plant

Jody G. Miller

Paul H. O’Neill

Number of Meetings in 2007:	None. The Corporate Governance and Nominating Committee held no formal meetings and acted in 2007 solely by written consent.

Purpose:	The Corporate Governance and Nominating Committee is generally responsible for identifying qualified Board candidates, recommending director nominees, and overseeing the evaluation of the Board’s performance and the Corporate Governance Guidelines. The Committee operates under a written charter, which is available for review on TRW’s Internet site (www.trw.com) and is available in print to any stockholder who requests it.

The Corporate Governance and Nominating Committee will consider stockholder suggestions for nominees for director. Suggestions should be submitted to our secretary, with the recommended candidate’s biographical data and written consent to nomination and to serving, if elected, not later than the date by which stockholder proposals for action must be submitted. Procedures to be followed by stockholders in recommending nominees for director are also described in the section entitled “Stockholder Proposals” below in this Proxy Statement.
Directors should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Corporate Governance and Nominating Committee, after consultation with the Chairman and other members of the Board, shall review periodically the particular attributes that would be most beneficial to TRW in future Board nominees. This assessment shall include, but not be limited to, issues such as integrity, competence, experience, commitment, diversity and collegiality.
Our independent directors are also required to meet certain stock ownership guidelines. We feel this further aligns the interests of the independent directors with those of our stockholders. Under these guidelines, the independent directors are expected, over a period of five years from the date they are elected as a director, to acquire and hold a total of eight thousand (8,000) shares of our common stock. Unvested restricted stock units do not count toward satisfying these requirements. Each of our independent directors who has been a Board member for five years or more meets or exceeds these guidelines.
Each of the nominees for the Board of Directors included on the proxy card for the 2008 annual meeting is standing for re-election. From time-to-time TRW has retained the search firm of Heidrick and Struggles to assist in identifying potential nominees, which assistance it is currently providing with respect to the existing vacancy on the Board.

Code of Ethics
We have adopted a code of ethics that applies to our chief executive officer, chief financial officer, principal accounting officer and other employees. This code is called our Standards of Conduct and is available on TRW’s Internet site (www.trw.com) under Investor Information/Corporate Governance and is available in print to any stockholder who requests it.
Security Ownership of Certain Beneficial Owners and Management
The table below shows how much of our common stock was beneficially owned as of March 24, 2008 (unless another date is indicated) by (i) each director (who was serving as a director as of that date) and nominee for director, (ii) each executive officer named in the Summary Compensation Table appearing later in this Proxy Statement, (iii) each person known by TRW to beneficially own more than 5% of our common stock and (iv) all directors and executive officers as a group. In general, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire such voting or disposition rights within 60 days of March 24, 2008 (such as by exercising options). All persons subject to the reporting requirements of Section 16(a) of the regulations under the Exchange Act filed the required reports on a timely basis for the fiscal year ended 2007.

Name of Beneficial Owner	Number	Percent
Blackstone(1)	46,060,285	45.6
Peter G. Peterson(1)	46,060,285	45.6
Stephen A. Schwarzman(1)	46,060,285	45.6
Robert L. Friedman(1)	46,060,285	45.6
Neil P. Simpkins(1)	46,060,285	45.6
James F. Albaugh	5,000	*
Francois J. Castaing (2)	9,400	*
J. Michael Losh	12,400	*
Jody G. Miller	7,200	*
Paul H. O’Neill	8,000	*
John C. Plant (3)(4)	1,969,412	1.9
Steven Lunn(3)	1,063,347	1.0
Peter J. Lake(3)	693,017	*
Joseph S. Cantie(3)	468,995	*
David L. Bialosky(2)(3)	382,802	*
Wellington Management Company, LLP (5)	10,718,931	10.6
Bank of America Corporation (6)	8,198,353	8.1
AXA Financial Inc. (7)	5,666,089	5.6
All directors and executive officers as a group (13 persons) (8)	4,708,333	4.5

*	Less than 1% of shares of common stock outstanding.

(1)	Shares shown as beneficially owned by Blackstone are held directly by Automotive Investors L.L.C. (“AI LLC”), a Delaware limited liability company. Blackstone Capital Partners IV L.P. owns a majority of the membership interests of AI LLC and has investment and voting control over our shares held by AI LLC. Blackstone Management Associates IV L.L.C. is the sole general partner of Blackstone Capital Partners IV L.P. Blackstone Holdings III L.P. is the managing member of Blackstone Management Associates IV L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group L.P. is the member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Messrs. Friedman and Simpkins are members of Blackstone Management Associates IV L.L.C., which has investment and voting control over the shares controlled by Blackstone Capital Partners IV L.P., and may be deemed to be beneficial owners of such shares. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of Blackstone Group Management L.L.C. and, as such, may also be deemed to share beneficial ownership of the shares controlled by these entities. Each of Blackstone Management Associates IV L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., The Blackstone Group L.P., Blackstone Group Management L.L.C. and Messrs. Friedman, Simpkins, Peterson and Schwarzman disclaims beneficial ownership of such shares. The address of each of the Blackstone entities is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(2)	4,400 of such shares shown as beneficially owned by Mr. Castaing are held indirectly by Castaing and Associates, Inc., in which Mr. Castaing has a controlling interest, and of such shares shown as beneficially owned by Mr. Bialosky, 20,000 are held indirectly by a trust and 14,299 are held with Mr. Bialosky’s spouse as joint tenants with rights of survivorship.

(3)	Shares shown as beneficially owned by the executive officers include shares underlying stock options which are exercisable or may be exercised within 60 days as follows: (1) 1,700,999 shares for Mr. Plant, (2) 914,999 shares for Mr. Lunn, (3) 600,666 shares for Mr. Lake, (4) 405,666 shares for Mr. Cantie and (5) 330,133 shares for Mr. Bialosky. Shares shown as beneficially owned by the executive officers also include any shares held through TRW’s Retirement Savings Plan.

(4)	120,000 of the shares and 121,230 of the options shown as beneficially owned by Mr. Plant are held directly by a limited liability company and a trust, respectively, set up for his estate planning purposes.

(5)	Based on a Schedule 13G dated January 10, 2008 filed by Wellington Management Company, LLP (“Wellington”) with the Securities and Exchange Commission. Wellington, in its capacity as investment adviser, may be deemed to own these shares, which are held of record by clients of Wellington. According to such Schedule, Wellington has shared voting power over 6,403,492 shares and shared investment power over 10,680,831 shares. Wellington’s address is 75 State Street, Boston MA 02109.

(6)	Based on a Schedule 13G dated February 7, 2008 filed with the Securities and Exchange Commission by Bank of America Corporation (“BofA”) as a parent holding company or control person. According to such Schedule, each of BofA and NB Holdings Corporation has shared voting power over 8,198,353 shares and shared investment power over 8,175,299 shares; Bank of America, NA has shared voting power over 27,024 shares, shared investment power over 1,950 shares and sole voting and investment power over 55 shares; United States Trust Company, NA has shared investment power over 30 shares, sole voting power over 9,160 shares and sole investment power over 11,150 shares; Banc of America Securities Holdings Corporation has shared voting and investment power over 8,162,114 shares; Banc of America Securities LLC has sole voting and investment power over 8,162,114 shares; Columbia Management Group, LLC has shared voting and investment power over 1,950 shares; Columbia Management Advisors, LLC has sole voting and investment power over 1,950 shares; and Banc of America Investment Advisors, Inc. has shared voting power over 25,015 shares. The address of each of BofA and such affiliates is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(7)	Based on a Schedule 13G dated February 14, 2008 filed with the Securities and Exchange Commission by AXA Financial, Inc. (“AXA Financial”), on behalf of itself, each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (together, the “Mutuelles AXA”) and AXA, pursuant to a Joint Filing Agreement. According to such Schedule, AXA owns AXA Financial and the Mutuelles AXA as a group control AXA. Also according to such Schedule, each of the Mutuelles AXA and AXA has sole voting power over 3,882,408 shares, shared voting power over 13,224 shares, sole investment power over 5,666,015 shares and shared investment power over 74 shares; and AXA Financial has sole voting power over 2,287,971 shares, shared voting power over 13,224 shares, sole investment power over 2,591,866 shares and shared investment power over 74 shares. In such Schedule each of Mutuelles AXA and AXA declared that the filing of the Schedule shall not be construed as an admission that it is the beneficial owner of any of such shares. AXA Financial’s address is 1290 Avenue of the Americas, New York, New York 10104, the Mutuelles AXA’s address is 26, rue Drouot, 75009 Paris, France, and AXA’s address is 25, avenue Matignon, 75008 Paris, France.

(8)	Shares shown as beneficially owned by all directors and executive officers as a group exclude shares beneficially owned by Blackstone.

Transactions with Related Persons
Stockholders Agreement
On May 29, 2007, we entered into a Third Amended and Restated Stockholders Agreement (the “Third Restated Agreement”) with Automotive Investors L.L.C. (“AI LLC”), an affiliate of Blackstone, which restated AI LLC’s registration rights as set forth in the Second Amended and Restated Stockholders Agreement dated as of January 28, 2004 among TRW, AI LLC and an affiliate of Northrop Grumman Corporation (the “Second Restated Agreement”). The Third Restated Agreement deleted provisions in the Second Restated Agreement that were no longer relevant. For a description of certain agreements and relationships with Blackstone and its affiliates, see “Compensation Committee Interlocks and Insider Participation” below.
Employee Stockholders Agreement
The employee stockholders agreement that we and our management group entered into with an affiliate of Blackstone at the closing of the Acquisition provides for certain restrictions and rights in connection with certain sales of shares of our common stock held by our management stockholders. Any stockholders party to this agreement transferring at least a majority of our outstanding stock in a transaction has the right to drag along the other stockholders in such transaction and is subject to the right of such other stockholders to tag along in such transaction. The agreement ceases to apply with respect to any shares sold pursuant to Rule 144 under the Securities Act of 1933.
For a description of certain other agreements and relationships with Blackstone and its affiliates, see “Compensation Committee Interlocks and Insider Participation” below.
Related Persons Transactions
Although we have no written policy regarding review, approval or ratification of transactions with our directors, officers and 5% or more stockholders, we endeavor to discuss material related party transactions with the Audit Committee. The participation agreement with Core Trust Purchasing Group referenced below was reviewed with the Audit Committee prior to being executed.
Compensation Committee Interlocks and Insider Participation
Mr. Simpkins, Mr. Losh and Mr. Castaing are members of the Compensation Committee. Mr. Matthew Kabaker was a member of the Compensation Committee until his resignation from the Board of Directors on November 14, 2007. None of Messrs. Kabaker, Simpkins, Losh or Castaing is or has been an employee or officer of TRW or its subsidiaries since the Acquisition. Mr. Simpkins is a senior managing director of Blackstone. (Mr. Kabaker was also a Principal of Blackstone at the time he served on the Compensation Committee.) For a description of the relationships of TRW’s directors with Blackstone and its affiliates, see “The Board of Directors – Director Information” and “Security Ownership of Certain Beneficial Owners and Management”.
Transaction and Monitoring Fee Agreement
In connection with the Acquisition, Blackstone entered into a transaction and monitoring fee agreement whereby Blackstone agreed to provide us monitoring, advisory and consulting services, including advice regarding (i) structure, terms and negotiation of debt and equity offerings; (ii) relationships with our and our subsidiaries’ lenders and bankers; (iii) corporate strategy; (iv) acquisitions or disposals; and (v) other financial advisory services as more fully described in the agreement. For these services, we paid an upfront transaction and advisory fee upon closing of the Acquisition, and have agreed to pay an annual monitoring fee of $5 million. Blackstone may elect, at any time, to receive, in lieu of annual payments of the monitoring fee, a single lump sum cash payment equal to the then-present value of all then-current and future monitoring fees payable under this agreement, assuming the termination date to be the tenth anniversary of the closing date of the Acquisition. We agreed to indemnify Blackstone and its affiliates, directors, officers and representatives for losses relating to the services contemplated by the transaction and monitoring fee agreement and the engagement of Blackstone pursuant to, and the performance by Blackstone of the services contemplated by, the transaction and monitoring fee agreement. The agreement terminates on the earliest of (1) the date on which Blackstone owns less than 5% of the number of shares of our common stock then outstanding; (2) Blackstone elects to receive a single lump sum cash payment in lieu of annual payments of the monitoring fee; and (3) such earlier date as we and Blackstone may mutually agree upon. Since the beginning of 2007, we have paid Blackstone $6.25 million in connection with this agreement, representing $5 million pertaining to 2007 and $1.25 million pertaining to 2008.
Core Trust Purchasing Group
In the first quarter of 2006, we entered into a five-year participation agreement (“participation agreement”) with Core Trust Purchasing Group, formerly named Cornerstone Purchasing Group LLC (“CPG”) designating CPG as exclusive agent for the purchase of certain indirect products and services. CPG is a “group purchasing organization” which secures from vendors pricing terms for goods and services that are believed to be more favorable than participants could obtain for themselves on an individual basis. Under the participation agreement we must purchase 80% of the requirements of our participating locations for the specified products and services through CPG. In connection with purchases by its participants (including us), CPG receives a commission from the vendor in respect of purchases. Although CPG is not affiliated with Blackstone, in consideration for Blackstone’s facilitating our participation in CPG and monitoring the services CPG provides to us, CPG remits a portion of the commissions received from vendors in respect of purchases by us under the participation agreement to an affiliate of Blackstone, with whom certain members of our board, Messrs. Simpkins, Friedman and O’Neill, are affiliated and in which they may have an indirect pecuniary interest. Since the beginning of 2007, as of February 19, 2008, the affiliate of Blackstone received approximately $31,000 in fees from CPG in respect of TRW purchases.

Audit Committee Report
The Audit Committee of our Board of Directors currently consists of three directors. All three of these individuals are independent for purposes of New York Stock Exchange listing requirements and the U.S. Securities and Exchange Commission’s rules promulgated under the Sarbanes-Oxley Act of 2002. The written charter under which the Audit Committee operates was adopted in 2004 and has been re-evaluated annually since its adoption. The charter is posted on TRW’s Internet site (www.trw.com).
Management has primary responsibility for the financial statements of TRW Automotive Holdings Corp. (the “Company” or “TRW”), including the audited consolidated financial statements of TRW for the year ended December 31, 2007, which we refer to herein as our audited financial statements, and TRW’s financial reporting process, including maintaining effective internal controls and assessing the effectiveness of internal control over financial reporting. TRW’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of TRW’s internal control over financial reporting. As provided in the Audit Committee’s charter, the Audit Committee oversees these matters.
The Audit Committee has prepared the following report on its activities:
•	The Audit Committee has reviewed and discussed the annual audited financial statements with management and EY, in advance of the public release of operating results, and filing of annual reports with the U.S. Securities and Exchange Commission;

•	The Audit Committee has reviewed and discussed the effectiveness of TRW’s internal control over financial reporting, management’s assessment thereof, and EY’s report of the effectiveness of the Company’s internal control over financial reporting with management, EY and the internal auditor;

•	The Audit Committee has discussed with EY the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (as amended), other standards of the Public Company Oversight Board (United States), rules of the Securities and Exchange Commission, and other relevant professional and regulatory standards, which include, among other items, matters related to the conduct of the audit of our financial statements;

•	The Audit Committee has received the written disclosures and the letter from EY, required by Independence Standards Board Standard No. 1, and has discussed with EY its independence from TRW; and

•	Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in TRW’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE:
J. MICHAEL LOSH (Chairman)
JAMES F. ALBAUGH
FRANCOIS J. CASTAING

Independent Registered Public Accounting Firm Fees

	Fiscal Year 2007	Fiscal Year 2006
	(in millions)	(in millions)
Audit Fees	$11.077	$11.085
Audit-Related Fees	.926	1.557
Tax Fees	4.263	2.749
All other Fees	.008	.008

Total	$16.274	$15.399

Percent of total that were audit or audit related	74%	82%

Audit Fees
Audit fees are related to EY’s audit of our annual financial statements, timely interim reviews of the financial statements included in quarterly reports on Form 10-Q, statutory audits, assistance with registration statements and issuance of comfort letter and consents.
Audit-Related Fees
Audit-related services consisted primarily of audits of employee benefit plans and agreed upon procedure reports required to comply with financial accounting or regulatory reporting matters.
Tax Fees
Tax fees primarily represent fees for tax-related compliance and tax planning services provided to TRW and its subsidiaries by EY.
All Other Fees
These represent fees for all other services provided to TRW and its subsidiaries by EY.
The Audit Committee has considered the nature of the above-listed services provided by EY and determined that they are compatible with their provision of independent audit services. The Audit Committee has discussed these services with EY and management to determine that they are permitted under the Code of Professional Conduct of the American Institute of Certified Public Accountants and the auditor independence requirements of the U.S. Securities and Exchange Commission.
We have implemented procedures to ensure full compliance with the provisions of the Sarbanes-Oxley Act of 2002, including restrictions on the services which may be provided by EY. The Audit Committee believes that these restrictions would have had no significant effect on the nature and scope of services provided by EY nor on our ability to procure accounting, tax or other professional services as required. In addition, in connection with the audit of the 2007 financial statements, we entered into an engagement letter with EY. That agreement is subject to alternative dispute resolution procedures.
Pre-Approval Policy
The Audit Committee has also adopted procedures for pre-approving all audit and non-audit services provided by EY. These procedures include reviewing all requested audit and permitted non-audit services and a budget for such services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and otherwise anticipated at the time the budget is submitted. Further Audit Committee approval is required to exceed the budget amount for a particular category of all audit and non-audit services by more than the greater of 10% or $20,000 (“Cost Over-Runs”) and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. For any service that has been pre-approved by the Audit Committee, management has the authority to reimburse reasonable out-of-pocket expenses incurred by EY in connection therewith. These reimbursed expense amounts do not count toward the pre-approved cost levels or budgeted amounts and are not considered a Cost Over-Run. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.
Executive Officers
The name, age and position as of March 24, 2008 and a description of the business experience of each of our executive officers is listed below. There is no family relationship among the executive officers or between any executive officer and a director. Our executive officers are elected by the Board of Directors and hold office until their successors are elected and qualified or until their earlier resignation or removal.

Name	Age	Position
John C. Plant	54	President, Chief Executive Officer and Director
Steven Lunn	59	Executive Vice President and Chief Operating Officer
David L. Bialosky	50	Executive Vice President, General Counsel and Secretary
Joseph S. Cantie	44	Executive Vice President and Chief Financial Officer
Peter J. Lake	52	Executive Vice President, Sales and Business Development
Neil E. Marchuk	50	Executive Vice President, Human Resources
John C. Plant has been our President and Chief Executive Officer as well as a member of our board of directors since February 2003. Prior to that, Mr. Plant had been a co-member of the Chief Executive Office of TRW Inc. and had been President and Chief Executive Officer of the automotive business of TRW Inc. since 2001. From 1999 – 2001, Mr. Plant was Executive Vice President and General Manager of TRW Chassis Systems. Prior to the TRW Inc. acquisition of Lucas Varity in 1999, Mr. Plant was President, Lucas Varity Automotive.
Steven Lunn has been the Executive Vice President and Chief Operating Officer of TRW since November 2003, and the Executive Vice President and Chief Operating Officer of TRW Automotive Inc. since February 2003. Prior to that, Mr. Lunn had been Executive Vice President, Automotive Operations of TRW Inc. since 2001 and had served prior to that as Senior Vice President, Operations, of TRW Inc. Chassis Systems since May 1999. Mr. Lunn was Deputy President and Chief Operating Officer of Lucas Varity Automotive from August 1998 until April 1999. Prior to this position, he was Managing Director for Lucas Varity’s Light Vehicle Braking Systems Division.
David L. Bialosky has been the Executive Vice President, General Counsel and Secretary of TRW and TRW Automotive Inc. since April 2004. From February 2003 to April 2004, Mr. Bialosky was the Vice President, General Counsel and Secretary of TRW Automotive Inc. Prior to that time he served as Vice President and an Assistant General Counsel of TRW Inc. since 1997. Since November 2001, he had been responsible for the legal function at TRW Inc.’s automotive business. He was Vice President and Assistant General Counsel of TRW Chassis Systems from October 1999 to November 2001 and of TRW Inc.’s automotive business from January to October 1999. From April 1997 to December 1998, Mr. Bialosky served as Vice President and Assistant General Counsel, TRW Inc. Automotive Electronics.
Joseph S. Cantie has been the Executive Vice President and Chief Financial Officer of TRW and TRW Automotive Inc. since April 2004. From February 2003 to April 2004, Mr. Cantie was the Vice President and Chief Financial Officer of TRW Automotive Inc. Prior to that time he served as Vice President, Finance for TRW Inc.’s automotive business since November 2001. Mr. Cantie served as Vice President, Investor Relations for TRW Inc. from October 1999 to November 2001. From November 1996 to September 1999, Mr. Cantie served in several executive positions with Lucas Varity plc, including serving as Vice President and Controller from July 1998 to September 1999. Prior to joining Lucas Varity, Mr. Cantie, a certified public accountant, spent ten years with the international accounting firm of KPMG.
Peter J. Lake has been the Executive Vice President, Sales and Business Development of TRW and TRW Automotive Inc. since April 2004. From February 2003 to April 2004, Mr. Lake was the Vice President, Sales and Business Development of TRW Automotive Inc. Prior to that time he served as Vice President, Sales and Business Development for TRW Inc.’s automotive business since February 2002. From October 2001 to February 2002, Mr. Lake held the position of Vice President, Planning and Business Development and also Vice President and General Manager, Parts and Services for TRW Inc.’s automotive business. From October 2000 to November 2001, he held the same position for TRW Inc. Chassis Systems. From October 1999 to October 2000, Mr. Lake served as Vice

President, Planning and Business Development for TRW Inc. Chassis Systems. From 1996 to October 1999, Mr. Lake served in various executive positions with Lucas Varity.
Neil E. Marchuk has been our Executive Vice President Human Resources since July 2006 and was our Vice President Human Resources from September 2004 to July 2006. Prior to joining TRW, from December 2001 to August 2004, Mr. Marchuk was Director Corporate Human Resources for E.I. Du Pont De Nemours and Company (“E.I. Du Pont”), a company involved in science and technology in a range of disciplines, including high-performance materials, synthetic fibers, electronics, specialty chemicals, agriculture and biotechnology. From September 1999 to November 2001, Mr. Marchuk was Director Global HR Delivery for E.I. Du Pont. From February 1999 to August 1999, Mr. Marchuk served E.I. Du Pont as its Global HR Director Global Services Division.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in the Proxy Statement and based on such review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the Annual Report on Form 10-K.
Neil P. Simpkins
Francois J. Castaing
J. Michael Losh
Compensation Discussion and Analysis
Introduction
Our compensation philosophy has been developed to attract first-class executive talent, retain key leaders, reward past performance, incentivize future performance, and align the long-term interests of our executive officers with those of our stockholders. We use a variety of compensation elements to achieve these objectives, primarily base salary, annual cash incentive payments, stock options, and restricted stock units. Pension and termination benefits also serve as an important compensation tool for our executive officers.
These compensation elements for our executive officers and the broader leadership team help to create an environment that focuses executives on working collaboratively to deliver business results and increase stockholder value.
Most of the facets of our compensation program for executive officers, including the termination and severance packages described below, are covered by employment agreements that were negotiated in 2003 between the executive officers and Blackstone at the time of the leveraged buyout of our company by a Blackstone affiliate. These employment agreements remain in effect today and cover matters such as base salary, annual cash incentive payments, pension plan arrangements and severance arrangements. While these agreements were negotiated in connection with a leveraged buyout and the risks inherent thereto, we believe that the benefits set forth in such agreements are in line with benefits afforded to executives of similarly sized companies. This belief is based in part on conclusions drawn by, and information received from, Mercer. In the fall of 2003 management hired Mercer to review and analyze the change in control and other severance benefit provisions in the executive officers’ employment agreements, and Mercer concluded that the provisions were generally in line with market practice. The Committee’s review of compensation information gathered by Mercer as well as from certain subscription services as described above under “Committees of the Board of Directors – Compensation Committee – Consultants” also supports this view.
While the Compensation Committee recognizes the potential value of the termination and severance plans in the event of a termination or change in control, it considers severance plans separate and distinct from ongoing compensation plans with each serving a separate and unique purpose. Because the termination and severance plans described below are part of the employment packages negotiated in 2003 no direct relationship between those arrangements and current compensation decisions is considered.

Oversight of the Executive Compensation Program
The Compensation Committee administers our executive compensation program. The members of the Committee are Messrs. Neil P. Simpkins, Francois J. Castaing and J. Michael Losh. Mr. Matthew Kabaker was a member of the Compensation Committee until his resignation from the Board of Directors on November 14, 2007. Mr. Simpkins is (and, at the time he served on the Compensation Committee, Mr. Kabaker was) employed by Blackstone, which controls approximately 45.6% of the voting rights of TRW’s shares, and as such are not independent directors.
The Committee has responsibility for establishing overall compensation philosophy, setting compensation for the Chief Executive Officer (the “CEO”) and approving compensation for the other executive officers, including the Chief Financial Officer (the “CFO”), upon the recommendation of the CEO. In the case of the CEO’s compensation, the Committee sets the goals and objectives for his compensation at the beginning of each fiscal year, evaluates his performance after the end of the year in light of these goals and objectives, and then determines his compensation levels, primarily with respect to base salary, an annual cash incentive payment, stock options and restricted stock units.
The Committee also has responsibility for approving the pension plans and welfare benefit plans for the executive officers, other than plans covering employees on a non-discriminatory basis. Finally, the Committee approves grants under TRW’s 2003 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) and exercises general oversight over compensation practices. The Stock Incentive Plan is filed as an exhibit to Amendment No. 5 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 26, 2004.
On at least an annual basis, the Committee reviews survey market data and recommendations submitted by management regarding base salaries, cash incentive payments, stock options and restricted stock units. In addition, the Committee has on occasion reviewed market data submitted by management comparing our compensation levels and mix to that of an industry peer group.
From time to time the Committee may utilize the services of an independent compensation consultant with respect to the following:
•	collecting competitive market data related to executive officers’ compensation levels and incentive compensation design;

•	analyzing executive compensation trends and implications for TRW;

•	evaluating our executive compensation program design and effectiveness; and

•	recommending compensation mix between base salary, cash incentive award and equity based awards such as stock options and restricted stock units.
The Committee utilized Mercer’s services in 2004 to establish the current executive compensation program. Further detail about the Committee’s engagement of Mercer as well as management’s engagement of Mercer is provided above in “Committees of the Board of Directors – Compensation Committee – Consultants.”
Executive Compensation Philosophy and Principles
Our executive compensation program is intended to motivate the executive officers to improve our financial position, to be personally accountable for our company performance and to make decisions about our business that will increase stockholder value.
The following principles reflect our compensation philosophy:
1. Compensation levels will be market competitive and will recognize skill, knowledge and experience.
The Committee reviews compensation survey data to ensure that our executive compensation program is competitive. This survey data is used to ensure that, for each executive position, the Committee’s compensation actions regarding base salary, annual cash incentive compensation, stock options, restricted stock units, retirement plans and all other perquisites are appropriate, reasonable and consistent with our philosophy, considering the various markets in which we compete for executive talent.

The Committee does not limit its analysis to organizations in the automotive industry because our competition for qualified executives is not limited to the automotive industry. In addition, for some executive positions, we may desire skills or experience from a more varied set of backgrounds.
The survey data gathered is used to establish competitive levels for each executive officer’s individual total direct compensation (base salary, annual cash incentive compensation, and long-term incentive compensation) targeting such compensation to fall between the 50th and the 75th percentile of the market. Information about the market data consulted is set forth above in “Committees of the Board of Directors – Compensation Committee – Consultants”. Although the Committee uses these levels as guidelines rather than rigid target ranges, the total direct compensation of all but one of our executive officers falls within the targeted range, with the remaining officer, who is not the CEO or CFO, being marginally above the range, in part due to difficulties in identifying appropriate comparable matches to the market data due to the nature and breadth of his position.
2. Compensation will be performance-related.
The executive compensation program is designed to reinforce and reward achievement of specific metrics that measure attainment of our business objectives which should, over the long run, enhance stockholder value. The Committee believes that a significant portion of an executive officer’s total compensation should be tied to how well we perform in both the short-term and long-term.
Short-term performance is evaluated against specific financial objectives which are set annually. The annual cash incentive plan is designed to reward the achievement of short-term results. Our equity plan consists of awards of stock options and restricted stock units which are allocated according to individual performance and the individual’s importance to achieving our strategic objectives. It is designed to reward long-term performance as measured by the growth in our share price.
The Committee believes that, in years when our performance is better than the objectives established for the relevant performance period, executive officers should be paid more than their target annual cash incentive and when performance does not meet such objectives, annual cash incentive payments should be less than their target.
3. Compensation at risk will rise with position level.
The Committee believes that the proportion of an executive officer’s total compensation that varies with performance (either our financial performance or the value of our stock) should increase as the scope and level of the individual’s responsibilities increase. Accordingly, for fiscal 2007, approximately 86% and 83%, respectively, of the total direct compensation (the sum of base salary, annual cash incentive payments, and compensation attributed to stock options and restricted stock units) of the CEO and CFO was at risk in terms of either our financial performance or the value of our stock. For the other named executive officers approximately 80% was at risk.
4. Incentive compensation will balance short- and long-term business performance and align executive interests with stockholder interests.
In selecting the specific elements of our executive compensation program, the Committee seeks to structure a balance between achieving strong short-term or annual results and ensuring TRW’s long-term viability and success. The Committee also seeks to align the long-term income growth potential for executives with the long-term growth in stockholder value. We achieve this balance and alignment through the combination of the annual cash incentive program, which focuses on annual financial objectives, and the equity award program, which bases the value of the award on the growth in value of our stock.
The annual cash incentive program provides executives with the opportunity to earn an annual cash incentive based upon our achievement of specific goals which are set by the Committee at the beginning of each fiscal year. Currently there are three components to the annual cash incentive program: a defined EBITDAP target with a weighting of 40%, a defined cash flow target with a weighting of 40% and a 20% weighting for additional factors which may include industry-specific and general economic conditions as well as strategic factors (“Additional Factors”). Each of these components is more fully described below under “2007 Execution of the Executive Compensation Program – Annual Cash Incentive Payments.”

The Committee believes that annual cash incentive compensation, based on TRW’s achievement of the specific goals described above, should be capped at no more than 125% of an executive’s target award regardless of the extent to which we exceed annual company performance goals. Accordingly, the payout range as a percentage of base pay established for fiscal 2007 for each named executive officer was as follows:

Position	Target	Payout Range
Chief Executive Officer	200%	0 – 250%
Chief Financial Officer	90%	0 – 112.5%
Chief Operating Officer	130%	0 – 162.5%
EVP and General Counsel	90%	0 – 112.5%
EVP Sales and Business Development	90%	0 – 112.5%
Once the executive officers’ contractual incentive percentage is determined as described above, the Committee may, based upon exceptional circumstances which would be identified, increase the incentive compensation paid to a particular executive officer based upon the Committee’s assessment of that individual’s contributions toward the achievement of TRW’s goals.
The equity award program provides executives with an opportunity to earn both stock options and restricted stock units. A stock option rewards an executive officer only if the market value of the common stock increases above the exercise price of the option and the individual remains employed with us for the period required for the option to vest. Stock options link a significant portion of the executive officers’ compensation to the interests of our stockholders by providing an incentive to take actions that increase the value of the common stock over the term of the vesting period. Restricted stock units retain value no matter the price of the common stock as long as the executive officer is employed until the units vest. Since 2004 the vesting period for stock options and restricted stock units has generally been ratable over three years. The Committee believes using restrictive stock units in combination with stock option grants provides a better balance for executive officers between risk and potential reward than a grant of only stock options, thus serving as more effective incentives for our most effective managers to remain with us and continue that performance.
In late February of each year, the Committee determines the overall size of the long-term incentive award for all employees, including the CEO and CFO, and makes an annual grant of stock options and restricted stock units to certain employees including the CEO and CFO. These awards are made after the end of the fiscal year when the Committee has had an opportunity to evaluate our operating results for the prior fiscal year and is making compensation decisions for the current fiscal year. After considering the cost of equity awards and the perceived value by employees, the Committee determines an appropriate balance between options and restricted stock units in an individual’s equity award.
To be eligible for equity awards, executives and other senior managers are required to meet stock ownership guidelines. We feel this further aligns the interests of executives with those of stockholders. Under these guidelines, executive officers and other senior managers are expected, over time, to acquire and hold shares of our common stock. Depending on their level and whether they are new to TRW, executive officers and other senior managers generally have a three to five year period over which to meet the stock ownership guidelines. These guidelines are reviewed annually and the progress toward meeting their suggested ownerships levels monitored. Unexercised stock options and unvested restricted stock units do not count toward satisfying the requirements.
The stock ownership requirements of the CEO, the CFO, and the three most highly-compensated executive officers are as follows:

Position	Target # of Shares
Chief Executive Officer	120,000
Chief Financial Officer	25,000
Chief Operating Officer	55,000
EVP and General Counsel	25,000
EVP Sales and Business Development	25,000
Each of the executive officers meets or exceeds these suggested guidelines.

5. There will be balance between current and long-term compensation.
Although the Committee believes that a considerable amount of executive compensation should be linked to the delivery of stockholder value, the Committee also recognizes that, while stock prices may reflect corporate performance over the long term, other factors, such as general economic conditions and varying attitudes among investors toward the stock market in general and specific industries and/or companies in particular, may significantly affect stock prices at any point in time. Accordingly, the annual cash components of the executive compensation program, consisting of base salary and annual incentive opportunities, emphasize current corporate performance and the realization of specific financial objectives, which are independent of short-range fluctuations in the stock price.
Each executive officer receives a competitive amount of cash compensation each year with the opportunity to increase that amount based on the extent to which we attain our specific financial objectives (primarily EBITDAP and cash flow). That cash compensation is complemented by an opportunity to earn a substantial amount of additional compensation through awards of stock options and restricted stock units that increase in value with increases in our share price.
2007 Execution of the Executive Compensation Program
As with 2006, the primary elements of our 2007 executive compensation program are:
•	base salary;

•	an annual cash incentive opportunity;

•	equity awards in the form of stock options and restricted stock units;

•	retirement and other post-termination benefits; and

•	other miscellaneous benefits.
Annually, the Committee reviews each executive officer’s total compensation and compares the compensation of the executive officers to management–provided market data. For information regarding such market data, see “Committees of the Board of Directors – Compensation Committee – Consultants.” The Chief Executive Officer presents to the Committee his evaluation of each executive officer, which includes a review of contribution and performance over the past year and proposed compensation. Following this presentation and review of the market data, the Committee makes its own assessments and formulates compensation amounts for each executive officer with respect to base salary, stock options and restricted stock units.
The members of the Committee also have the opportunity to meet with each of the executive officers at various times during the year, which allows the Committee to complement the CEO’s assessment with their own observations of each individual’s performance.
Base Salary
Annually the Committee reviews and determines any increases in the base salaries of the CEO, the CFO, and the other executive officers after receiving management–provided market data and evaluating individual performance. The executive officers’ employment agreements provide that their salary at any point cannot be decreased.
In 2007 the base salary increase for our named executive officers ranged from 2.1% to 6.2% with the average for the group being 3.8%. The CFO received an increase of 6.2% because his base salary was below the market median. The Committee determined these increases were appropriate given the projected market increase of 3.6% at the time increases were awarded and TRW’s overall performance in light of the difficult North American automotive environment.
Annual salaries TRW paid to the CEO, the CFO, and the other three named executive officers during fiscal 2007 are shown in the Summary Compensation Table on page 30.

Annual Cash Incentive Payments
Our annual cash incentive (bonus) target for each executive officer is set at a fixed percentage of base pay, which is specified in each executive’s employment agreement. For our CEO the target is 200% of base pay, the COO 130% and the other named executive officers 90%. This is in line with our philosophy of higher reward potential for positions of greater responsibility. Annual cash incentive awards are capped at 125% of each executive’s target award regardless of the extent to which TRW exceeds 125% of its annual company performance goals. Although the executive’s target goals are above market median, this cap is below market median resulting in the maximum cash incentive opportunity at market median.
At the beginning of each year, the Committee establishes the financial targets for determination of the annual cash incentive payment for the named executive officers. These targets are established after the end of the prior fiscal year when our preliminary financial results have been made available to the Board of Directors and the Board has reviewed the annual operating plan for the current fiscal year. Forty percent of the annual incentive is tied to a defined EBITDAP target, forty percent to a defined cash flow target and the remaining twenty percent to Additional Factors which may include industry-specific and general economic conditions as well as strategic factors.
While the Compensation Committee may exercise judgment over all three components, the first two are primarily formulaic and provide payout amounts that are directly attributable to the attainment of the metric. Attaining the stated objective will result in a cash incentive payment of the target amount, while an overachievement of the objective delivers an equivalent increase in the cash incentive payment, subject to the cap of 125% of the targeted payment described above. The Compensation Committee may make adjustments to EBITDAP or cash flow objectives to reflect unusual or other factors, such as unbudgeted acquisitions or disposals.
The definition of EBITDAP and cash flow are as follows:
•	EBITDAP is earnings before interest, taxes, depreciation and amortization, defined benefit pension and post-retirement benefits other than pensions (“OPEB”) expense, certain non-cash charges, one-time transaction related costs and unbudgeted major recalls.

•	Cash Flow is EBITDAP (as defined above) minus capital expenditures plus or minus change in net working capital and plus or minus a capital charge on working capital levels in excess of, or below, budgeted levels.
For the purpose of such calculations, annual cash incentive payments are accrued at targeted levels.
The final component, Additional Factors, is discretionary by its nature and allows the Committee to consider such items as TRW’s performance versus general industry conditions, and managements’ achievement of specific strategic factors. Examples include the integration of an acquisition, execution of a desired shift in customer mix, the launch of a new product line, new business awards, advancement of strategic customer and supplier relationships, acquisition and disposal activity, or management of benefit plans and taxes, among others. This component has a target weighting of 20% of the total target value. This component also has a maximum payout of 125%.
Annual cash incentive payments are made in late February or early March for the prior fiscal year’s performance and are based upon the Committee’s assessment of actual performance of TRW against the financial targets established by the Committee for the prior fiscal year and the Committee’s subjective consideration of Additional Factors (as it pertains to the 20% component described above). In most years the Committee will award all named officers with the same payout percentage based on the description provided above. The Committee may award an executive a higher percentage payout if the Committee believes that the individual executive’s contributions significantly exceeded the Committee’s expectations.
For the 2007 annual cash incentive awards, the financial targets established at the beginning of 2007 were target EBITDAP of $1.154 billion and target cash flow of $572 million. In January of 2008, the Committee reviewed TRW’s actual performance against each of these financial targets, and concluded that (i) EBITDAP achievement was $1.231 billion, which was 7% above target, generating a score of 47% for this component, and (ii) cash flow achievement was $686 million, which was 20% above target, generating a score of 60% but, due to the 125% cap, the score was limited to 50% for this component. In making its assessment of the Additional Factors component, the Committee recognized the following achievements, in light of the challenging market conditions in the automotive industry, particularly in North America: TRW’s revenue and operating income growth both exceeded TRW’s plan; the executive officers’ extensive involvement and efforts in three strategic projects; effective capital structure management, including debt refinancing and tax initiatives; upgrading of senior leadership; efforts in merger and acquisition activity; the proactive management of a weakened supply base; and the effective management of supplier, customer and business issues, including the first-placement of a particular core technology with a targeted customer. Based on these achievements, the Committee awarded the maximum score of 25% for this component. As a result of the foregoing, the Committee awarded an overall annual cash incentive score of 122%, resulting in payment to each executive officer of 122% of his target annual cash incentive award.
The Committee believes that the fiscal 2007 incentive cash payments are consistent with our strategy of rewarding our executive officers for the achievement of important, challenging business goals and resulted in reasonable performance-related bonus payments to the executive officers.
Annual cash incentive payments paid to the CEO, the CFO, and the other three named executive officers for fiscal 2007 are shown in the Summary Compensation Table on page 30.
Stock Options and Restricted Stock Units
In deciding on the 2007 awards of stock options and restricted stock units (shown in the Grants of Plan-Based Awards for 2007 table below), after assessing the dilutive effect of such awards, the Committee considered the 2007 market data provided by Mercer to establish the target value for each executive based on such executive’s position, and then evaluated each executive’s recent performance, overall contribution and value to TRW and the need to retain the executive to provide long-term value to TRW. The Committee did not judge performance, contribution or value to TRW based on a formal rating scale but rather holistically through discussion with the CEO on each executive as well as through the Committee members’ own observations in interactions with the executive officers.
In addition, each executive confirmed he had met his share ownership guidelines and was therefore eligible for an award.
Each stock option granted permits the executive officer to purchase one share of common stock from us at the exercise price. For grants made after our initial public offering, the exercise price was calculated as the average of the high and low sales price of our common stock on the New York Stock Exchange on the date of grant. The stock options granted in fiscal 2007 vest in three equal annual installments beginning one year after the date of grant and expire after 8 years.
Restricted stock units represent the right to receive shares of common stock on a one-for-one basis on the vesting date if the individual continues to be employed. The restricted stock units granted by the Committee in fiscal 2007 vest in three equal annual installments beginning one year after the date of grant.
Annual grants of equity awards were made to eligible senior leaders including executive officers in each year following our initial public offering (2005, 2006, 2007 and 2008). These grants are targeted to be made within one week after we file our Annual Report on Form 10-K. We believe this practice allows the market to absorb material information (such as fourth quarter and annual financial results) before options are granted and priced and we intend to continue with this practice. The options were priced at fair market value under the Stock Incentive Plan, which is the average of the high and low sales price of the common stock on the New York Stock Exchange on the date of grant. The Committee determined the number of options and restricted stock units granted to each executive officer individually and the aggregate amount of options and restricted stock units granted to a listed group of non-executive employees. The Committee delegated to the CEO the authority to determine the individual amounts granted to each listed non-executive employee, as long as this determination was made prior to the grant date (which was the same date grants were made to executive officers) and the total did not exceed the aggregate amount authorized for non-executive employees. In addition, to the extent this total was not exceeded, the Committee authorized the CEO to grant additional options and restricted stock units in the future to new hires or other employees excluding executive officers. In 2007 the CEO made grants under this delegation to only two individuals.
Stock options and restricted stock units granted to the CEO, the CFO, and the other three named executive officers during fiscal 2007 are shown in the Grants of Plan-Based Awards Table on page 32.

Defined Benefit Pension Plans
The CFO and General Counsel participate in our tax-qualified defined benefit pension plan on the same terms as other salaried employees. Because the Internal Revenue Code limits the pension benefits (based on an annual compensation limit) that can be accrued under a tax-qualified defined benefit pension plan, we have established and maintain an unfunded supplemental defined benefit pension plan for executive officers to compensate these individuals for the limitations on their pension benefit and provide comparable level retirement benefits to those provided to other employees. Because there is no benefit enhancement incorporated in this supplemental plan, the Committee does not consider gains from prior equity awards when setting retirement benefits.
The CEO, COO and EVP Sales and Business Development participate in the TRW Pension Scheme, a tax-approved defined benefit pension plan, on the same basis as similarly situated employees in the United Kingdom. See note 1 to the Pension Benefits table on page 36.
The CEO, in accordance with the terms of his employment agreement, participates in the TRW Automotive Inc. Executive Supplemental Retirement Plan, a nonqualified plan, the intent of which is to provide the CEO with a benefit in an amount equal to what he otherwise would have received had he participated in the pension plans for salaried employees in the United States (as such pension plans existed on the date of his employment agreement) and been credited for his years of service under the TRW Pension Scheme except for any postretirement cost-of-living adjustments. Benefits otherwise payable under this plan will be offset by payments the CEO will receive under the TRW Pension Scheme. Accordingly, certain of the terms have been modified from what otherwise would have been provided for in the US plans to allow for this coordination. We have established a so-called “rabbi trust” to provide a source of payments under this plan. Contributions to this trust in 2007 were $1,010,475.
The COO’s employment agreement provides for the extension of his participation in The Lucas Group Funded Executive Pension Scheme, a funded unapproved supplemental plan intended to provide additional benefits approximately equivalent to those he would have otherwise been entitled to under the TRW Pension Scheme without regard to Her Majesty’s Revenues and Customs limits on pensionable earnings. Benefits are payable from this plan through a trust. There were no contributions to this trust in 2007 because we typically make such contributions every two years and contributions were made in 2006.
The actuarial present value of the accumulated pension benefits of the CEO, the CFO, and the other three named executive officers as of the measurement date for fiscal 2007 financial statement purposes, as well as other information about our pension plans, are shown in the Pension Benefits table on page 36.
Retiree CEO Medical Plan
The CEO participates in the TRW Executive Postretirement Medical Plan, which is intended to provide medical benefits as provided for in his employment agreement. Such benefits are intended to duplicate the benefits he would have received under the National Health System in the United Kingdom and the TRW retiree medical benefit plan in effect at the time he entered into the employment agreement. These benefits are extended to the CEO for his lifetime and to his covered spouse upon retirement at any age. Coverage is noncontributory and is designed to pay secondary to Medicare upon attainment of Medicare eligibility. The obligation as of October 31, 2007 associated with these benefits as determined in accordance with Financial Accounting Standards Board Statement No. 106 approximates $1,469,500 and has been recognized for financial reporting purposes. The more significant assumptions used in the determination of this amount include a discount rate of 6.0%, an initial health care trend rate of 8.5% as of October 31, 2007 descending down to an ultimate trend of 5.0% in 2014 and a normal retirement age (as defined in the plans in which the CEO participates).
Severance Plans
To ensure that the executive officers are protected against the loss of their positions in certain events or following a transaction that involves a change in our ownership or control, and fulfill their expectations with respect to their long-term incentive compensation arrangements, each executive officer’s employment agreement includes change-in-control language as well as severance in the event of certain other terminations. These employment agreements were negotiated in 2003 in connection with a leveraged buyout of TRW by a Blackstone affiliate. The Committee continues to believe that it is in our best interests and the best interests of our stockholders to offer such protection to executive officers as embodied in their employment agreements. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior employees.

In the Committee’s view, the accelerated vesting of all or a portion of outstanding equity awards upon an involuntary termination without cause, or a voluntary termination with good reason, or following a change in control is a customary and reasonable component of an equity incentive program. The Committee believes that the equity awards granted to the executive officers have been reasonable in amount, and a substantial part of the value that would be received by them in the event of certain terminations or a change in control would result from the increase in the price of our common stock over the years. The Committee believes that this is an appropriate result since the share price increase would also benefit our long-term stockholders, and the current executive team would have contributed to that increase in past years.
The amount of the estimated payments and benefits payable to the CEO, the CFO, and the other three named executive officers assuming a change in control and a qualifying termination of employment as of the last day of fiscal 2007 are shown in the discussion of Potential Payments Upon Termination or Change in Control on page 39.
Perquisites and Other Personal Benefits
We maintain an executive medical plan for our executive officers. In addition, executive officers are eligible to receive reimbursement for certain financial counseling. The CEO is also eligible for club memberships. All executive officers receive automobile allowances. The Committee believes that in comparison to peer companies the level of perquisites is minimal and that this practice is consistent with our philosophy to maximize the amount of “at risk” pay of our executive officers.
The aggregate incremental cost to us of providing these personal benefits to the CEO, the CFO, and the other three named executive officers during fiscal 2007 is shown in the Summary Compensation Table on page 30.
Other benefits available to executive officers are as follows:
Benefit Equalization and Nonqualified Deferred Compensation Plans
US based executive officers may participate in our Benefits Equalization Plan (“BEP”), which mirrors Retirement Savings Plan benefits available to all U.S. employees who meet the Internal Revenue Service definition of a “highly compensated employee.” We also have historically offered a Nonqualified Deferred Compensation Plan under which an employee could have deferred any cash award payable as an annual cash incentive. This plan was amended in August 2006 to eliminate future deferrals effective December 31, 2006.
In addition, as a result of the requirements applicable to nonqualified deferred compensation arrangements included in the American Jobs Creation Act of 2004 and proposed regulations issued under Section 409A of the Internal Revenue Code, during fiscal 2006 the BEP and the Deferred Compensation Plan were amended to ensure compliance with the new law and to minimize any adverse income tax consequences to plan participants.
The individual contributions of the CEO, the CFO, and the other eligible named executive officers during fiscal 2007 to the BEP, including earnings on contributions to the BEP and the Nonqualified Deferred Compensation Plan and total account balances as of the end of the fiscal year are shown in the Nonqualified Deferred Compensation Table on page 38.
Tax Implications of Executive Compensation
Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the corporation’s Chief Executive Officer and the four other most highly-compensated executive officers as of the end of the fiscal year. This limitation does not apply to qualifying “performance-based compensation.” Generally, to qualify for this exception: (a) the compensation must be payable solely on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors”; (c) the material terms of the performance goals must be disclosed to and approved by stockholders before payment; and (d) the compensation committee must certify in writing prior to payment that the performance goals and any other material terms have been satisfied. In addition, ‘grandfather’ provisions may apply to compensation arrangements that were entered into by a company before it was publicly held.
The restricted stock units awarded to executive officers do not qualify as performance-based. In addition, although our annual cash incentive payments to executive officers for 2007 do not qualify as performance-based compensation because the Compensation Committee is not composed of only outside directors, in view of the grandfather provisions of Section 162(m) the Committee believes that all incentive compensation paid to the executive officers, including the CEO, for fiscal 2007 is deductible for federal income tax purposes. Notwithstanding the foregoing, the Committee believes that the interests of our stockholders are best served by not restricting the Committee’s discretion and flexibility in crafting compensation plans and arrangements, even though such plans and arrangements may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve elements of compensation for certain executive officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.
Accounting Implications of Executive Compensation
Effective January 1, 2006, we were required to recognize compensation expense of all stock-based awards pursuant to the principles set forth in Statement of Financial Accounting Standards 123(R), Share-based Payment. We voluntarily adopted this standard beginning in the third quarter of 2005. Consequently, we began recording a compensation expense in our financial statements for stock options and other equity awards unvested as of July 1, 2005 and stock options and other equity awards granted during fiscal 2006 and thereafter. Despite the accounting change, the Committee believes that stock options and other forms of equity compensation are an essential component of our compensation strategy, and it intends to continue to offer options and restricted stock as a major portion of its long-term incentives.

Compensation of Executive Officers
Summary Compensation Table

						Change in
						Pension
						Value and
						Nonquali-
					Non-Equity	fied
					Incentive	Deferred
					Plan	Compensa-	All Other
			Stock	Option	Compensa-	tion	Compen-
Name and Principal		Salary	Awards[1]	Awards[1]	tion	Earnings[2]	sation[3]		Total
Position	Year	($)	($)	($)	($)	($)	($)		($)
John C. Plant President and Chief	2007	$1,594,167	$2,986,460	$3,303,198	$3,904,000	$2,555,400	$383,447	[4]	$14,726,672
Executive Officer	2006	$1,525,417	$1,706,227	$2,642,864	$3,610,800	$8,143,100	$308,798	[4]	$17,937,206
Joseph S. Cantie Executive Vice President and	2007	$427,917	$733,117	$917,301	$472,140	$44,500	$125,857	[5]	$2,720,832
Chief Financial Officer	2006	$403,750	$411,773	$716,025	$475,000	$79,900	$103,426	[5]	$2,189,874
Steven Lunn Executive Vice President and	2007	$974,152	$929,913	$1,388,612	$1,519,045	$456,700	$37,450	[7]	$5,305,872
Chief Operating Officer[6]	2006	$876,060	$544,365	$1,146,213	$1,419,134	$1,108,900	$1,152,307	[7]	$6,246,979
Peter J. Lake Executive Vice President,	2007	$516,833	$693,167	$922,918	$568,764	$212,700	$90,966	[8]	$3,005,348
Sales and Business Development	2006	$502,833	$424,202	$745,242	$536,310	$1,942,300	$67,743	[8]	$4,218,630
David L. Bialosky Executive Vice President,	2007	$387,333	$485,293	$678,828	$426,024	$105,500	$122,018	[9]	$2,204,996
General Counsel and Secretary	2006	$379,167	$326,998	$553,663	$403,560	$216,300	$91,194	[9]	$1,970,882

1.	Represents the dollar amount recognized for financial reporting purposes with respect to the applicable fiscal year in accordance with Financial Accounting Standards (“FAS”) 123R. This includes compensation expense for awards not only granted in each specified year, but granted in previous years, portions of which vest in the year indicated. For assumptions made in the valuation, see Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Note 18 to our Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

2.	All of the amounts in this column represent changes in pension value. There were no above-market or preferential earnings on nonqualified deferred compensation for any of the named executive officers. The amounts reflected for 2006 for Messrs, Plant, Lunn and Lake include increases attributable to currency fluctuations between the U.S. Dollar and the British Pound of $2,833,600, $496,800 and $684,600, respectively. The exchange rate used for the purposes of the beginning balance was $1.719 = £1.00 and for the ending balance was $1.958 = £1.00. These amounts were insignificant in 2007. Additionally, Mr. Plant’s 2006 increase includes an amount equal to $1,060,500 related to a November 2006 amendment to his Executive Supplemental Retirement Plan (the “SERP”). Under the SERP, benefits payable to Mr. Plant from the TRW Pension Scheme in the United Kingdom (the “UK Scheme Benefits”) offset and are deductible from the benefits payable to Mr. Plant under the SERP. The amendment to the SERP provides that for the purposes of this reduction, the UK Scheme Benefits will be determined without regard to any postretirement cost-of-living adjustments.

3.	All perquisite amounts required to be separately quantified in these footnotes to the Summary Compensation Table (because they exceed the greater of $25,000 or 10% of the executive’s total perquisites) were calculated based on the actual amount paid to the executive or a third party.

4.	Includes, among other items:
•	a car allowance of $39,531 in 2006 and $39,600 in 2007,

•	financial planning benefits of $38,125 in 2006 and $38,470 in 2007,

•	a gross–up in the aggregate amount of $8,964 in 2006 and $15,627 in 2007 for reimbursement of taxes pertaining to miscellaneous perquisite income items,

•	country club memberships and spousal travel which total $39,455 in 2007,

•	company-paid premium of $31,500 in 2006 and $43,880 in 2007 for executive medical coverage,

•	the value of matching contributions provided under the Benefits Equalization Plan (or “BEP”) in the amount of $150,575 in 2006 and $182,935 in 2007 under which we provide benefits substantially equal to benefits that could not be provided under the Retirement Savings Plan because of limitations under the Internal Revenue Code of 1986, and

•	costs associated with 401(k) matching and certain life insurance benefits (which benefits TRW provides to its employees generally, including the executive).
5.	Includes, among other items:
•	a car allowance of $22,810 in 2006 and $21,840 in 2007,

•	financial counseling, spousal travel and imputed income from the purchase of a company car at below fair market value, all of which total $19,649 in 2006, and financial counseling and spousal travel which total $10,927 in 2007,

•	a gross-up in the amount of $677 in 2006 and $239 in 2007 for reimbursement of taxes pertaining to spousal travel,

•	company-paid premium of $34,300 in 2006 and $58,150 in 2007 for executive medical coverage,

•	the value of matching contributions provided for under the BEP in the amount of $18,561in 2006 and $24,179 in 2007, and

•	costs associated with 401(k) matching and certain life insurance benefits (which benefits TRW provides to its employees generally, including the executive).
6.	Salary and bonus paid to Mr. Lunn were paid in British pounds and for the purposes of these tables were converted to the U.S. dollar equivalent. Generally, the exchange rate used was the average rate for the year (except in the case of the non-equity incentive plan compensation and the gross-up, which used the exchange rate on the date of payment of such amounts). The exchange rates used were as follows (exchange rates shown have been rounded):
•	Non-Equity Incentive Plan Compensation:

2006: $1.96 = £1.00 2007: $1.97 = £1.00

•	Gross-up: $1.7469 = £1.00

•	Other Amounts:

2006: $1.86 = £1.00 2007: $2.01 = £1.00
7.	Includes, among other items, for 2006 a contribution of $763,000 to a funded unapproved retirement plan in the United Kingdom, a gross-up in the amount of $368,300 for reimbursement of taxes pertaining to such contribution and a car allowance in the amount of $11,740. Includes, among other items, for 2007, a car allowance in the amount of $28,929, financial counseling of $7,039 and company-paid premium for executive medical coverage.

8.	Includes, among other items:
•	a car allowance of $21,812 in 2006 and $21,840 in 2007 and financial counseling in each year,

•	a gross-up in the amount of $326 in 2006 for reimbursement of taxes pertaining to spousal travel and

•	company-paid premium of $34,300 in 2006 and $58,150 in 2007 for executive medical coverage.
9.	Includes, among other items:
•	a car allowance of $21,812 in 2006 and $21,840 in 2007,

•	financial counseling in both 2006 and 2007 and personal travel expenses in 2007,

•	company-paid premium of $34,300 in 2006 and $58,150 in 2007 for executive medical coverage,

•	a gross-up in the amount of $239 in 2007 for reimbursement of taxes pertaining to miscellaneous perquisite income items,

•	the value of matching contributions provided under the BEP in the amount of $17,156 in 2006 and $19,965 in 2007, and

•	costs associated with 401(k) matching and certain life insurance benefits (which benefits TRW provides to its employees generally, including the executive).

Grants of Plan-Based Awards for 2007

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise
		Date of				Number of	Number of	or Base	Grant Date Fair Value
		Compen-	Estimated Possible Payouts Under			Shares of	Securities	Price of	of Stock and Option
		sation	Non-Equity Incentive Plan Awards[1]			Stock	Underlying	Option	Awards
	Grant	Committee	Threshold	Target	Maximum	Units[2]	Options	Awards[3]	Stock
Name	Date	Action	($)	($)	($)	(#)	(#)	($/Sh)	Awards	Option Awards
John C. Plant	2/27/07	2/23/07	—	—	—	—	215,000	$30.54	—	$2,029,600
	2/27/07	2/23/07	—	—	—	130,000	—	—	$3,970,200
	—	—	$1,056,000	$3,200,000	$4,000,000	—	—	—	—	—
Joseph S. Cantie	2/27/07	2/23/07	—	—	—	—	67,000	$30.54	—	$632,480
	2/27/07	2/23/07	—	—	—	33,000	—	—	$1,007,820	—
	—	—	$127,710	$387,000	$483,750	—	—	—	—	—
Steven Lunn[4]	2/27/07	2/23/07	—	—	—	—	79,000	$30.54	—	$745,760
	2/27/07	2/23/07	—	—	—	39,000	—	—	$1,191,060	—
	—	—	$410,285	$1,243,287	$1,554,108	—	—	—	—	—
Peter J. Lake	2/27/07	2/23/07	—	—	—	—	58,000	$30.54	—	$547,520
	2/27/07	2/23/07	—	—	—	27,000	—	—	$824,580	—
	—	—	$153,846	$466,200	$582,750	—	—	—	—	—
David L. Bialosky	2/27/07	2/23/07	—	—	—	—	40,000	$30.54	—	$377,600
	2/27/07	2/23/07	—	—	—	15,000	—	—	$458,100	—
	—	—	$115,236	$349,200	$436,500	—	—	—	—	—

1.	The estimated possible payouts under Non-Equity Incentive Plan Awards are based on a formula in the executive’s employment agreement as described below.

2.	Represent restricted stock units granted under the Stock Incentive Plan, with the right to receive shares of common stock on a one-for-one basis on the applicable vesting date(s).

3.	Based on fair market value under the Stock Incentive Plan, which is the average of the high and low sales prices of the common stock on the New York Stock Exchange on the date of grant.

4.	The exchange rate used for Mr. Lunn’s Threshold, Target and Maximum amounts was $1.96 = £1.00, the exchange rate on the date of payment of the Non-Equity Incentive Plan Compensation shown in the Summary Compensation Table.
Summary Compensation and Plan-Based Awards
General. Each of our named executive officers has an employment agreement with us or one of our subsidiaries. The agreements with Mr. Plant and Mr. Lunn extend for an indefinite term and the agreements with the other named executive officers extend until December 31, 2008. Each of the agreements provided for an initial base salary, which is reviewed annually by the Compensation Committee and increased at its discretion. The agreements provide for certain severance and change in control payments as described under “Potential Payments Upon Termination or Change in Control” later in this Proxy Statement.
Non-Equity Incentive Plan Award targets shown in the tables above represent annual incentive targets set by each named executive officer’s employment agreement. Mr. Plant has a target of 200% of his salary. Mr. Lunn has a target of 130% of his salary. The remaining named executive officers have targets of 90% of their salary. Each named executive officer also generally has a maximum award potential of 125% of their target award and a minimum or threshold of 33% of their target award. The employment agreements provide that executive officers’ annual bonuses are based forty percent on defined measures of each of EBITDAP and cash flow and twenty percent on Additional Factors determined to be relevant by the Compensation Committee, which may include industry-specific and general economic conditions as well as strategic factors, as described above. For the 2007 awards, target EBITDAP was $1,154,000,000 and target cash flow was $572,000,000. See “Compensation Discussion and Analysis—Annual Cash Incentive Payments” for a discussion of the extent to which these financial targets were exceeded and for a further discussion of the nonfinancial measures considered. For the actual amount awarded in 2007, see the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
In 2007 our named executive officers received the options and restricted stock units under the Stock Incentive Plan as set forth in the above tables. See “Compensation Discussion and Analysis—Stock Options and Restricted Stock Units” for a discussion of the factors considered in these awards. The options vest one-third on the first anniversary of the grant date and one-third on each anniversary thereafter. Vesting of the options is accelerated upon a Change in Control (as defined below under “Potential Payments upon Termination or Change in Control”). Upon a termination of the executive by us without Cause or by the executive for Good Reason (as such terms are defined below under “Potential Payments upon Termination or Change in Control”) (i) in the case of Mr. Plant, all of his options become immediately exercisable and (ii) in the case of the other executive officers, any options that would otherwise be exercisable on the next scheduled vesting date become immediately exercisable and the remaining unvested options are forfeited.
The restricted stock units granted in 2007 vest one-third on the first anniversary of the grant date and one-third on each anniversary thereafter. Vesting of the restricted stock units is accelerated upon a Change in Control. Upon a termination of the executive by us without Cause or by the executive for Good Reason (i) in the case of Mr. Plant, his restricted stock units continue to vest as scheduled and (ii) in the case of the other executive officers, any restricted stock units that would otherwise be vested on the next scheduled vesting date become immediately vested and the remaining unvested units are forfeited. If dividends are declared and paid by us during the period in which the restricted stock units are outstanding, then on the date the restricted stock units vest and shares of common stock are exchanged therefore, the executive will be paid the dividends on such shares as if such shares had been outstanding during the period in which the dividends were paid.
Comparison of Compensation Levels of Named Executive Officers. The Compensation Committee has not set a policy or practice to link or ratio any component of total direct compensation (base salary, annual cash incentive and long-term incentive compensation) or pension values between its named executive officers. The Committee continues to believe that comparing these compensation elements to the market for each executive is a more appropriate method for establishing market competitive compensation.
The Committee recognizes that in 2007 the CEO’s Total Compensation was approximately 2.8 times greater than the Total Compensation of the next highest paid executive, which is consistent with the 2006 comparison in which the CEO’s Total Compensation was 2.9 times greater. While the Committee believes that each of the named executive officers is compensated appropriately in comparison to the market for each position, the Committee also attributes the differences between the CEO’s and the other executive officers’ levels of compensation to the following:
•	the tenure of the CEO in his role,

•	the Committee’s assessment of the relative value of the CEO’s contribution to TRW versus other executive officers’ contributions,

•	the CEO’s option grants, restricted stock awards and non-equity incentive plan compensation were a higher multiple of his salary than the other executive officers reflecting the Committee’s philosophy, discussed above under “Compensation Discussion and Analysis,” that compensation at risk will rise with position level, and

•	a significant portion of the CEO’s Total Compensation is attributed to pension benefits which result from his long service to TRW and its predecessors (whereas the other executive officers have fewer years of service and/or participate in different legacy plans), combined with his supplemental retirement plan, to which he is entitled under the terms of his employment agreement, and which is further described above under “Defined Benefit Plans.”

Outstanding Equity Awards at Fiscal Year-End December 31, 2007

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market
	Securities	Securities				Shares or		Value of
	Underlying	Underlying				Units of		Shares or
	Unexercised	Unexercised				Stock That		Units of Stock
	Options	Options		Option	Option	Have Not		That Have
	(#)	(#)		Exercise Price	Expiration	Vested		Not Vested[10]
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
John C. Plant	0	195,000	[1]	$10.00	2/28/2013	41,334	[7]	$863,881
	504,000	156,000	[1]	$20.00	2/28/2013
	156,000	39,000	[1]	$30.00	2/28/2013
	10,000	5,000	[2]	$10.00	4/29/2013
	16,000	4,000	[2]	$20.00	4/29/2013	80,000	[8]	$1,672,000
	4,000	1,000	[2]	$30.00	4/29/2013
	90,000	30,000	[3]	$13.00	12/1/2013
	96,000	24,000	[3]	$16.25	12/1/2013
	24,000	6,000	[3]	$30.00	12/1/2013	130,000	[9]	$2,717,000
	130,666	65,334	[4]	$19.82	3/2/2013
	66,666	133,334	[5]	$26.61	2/27/2014
	0	215,000	[6]	$30.54	2/27/2015
Joseph S. Cantie	0	50,000	[1]	$10.00	2/28/2013	10,334	[7]	$215,981
	88,000	40,000	[1]	$20.00	2/28/2013
	40,000	10,000	[1]	$30.00	2/28/2013
	22,000	12,000	[3]	$13.00	12/1/2013	18,667	[8]	$390,140
	38,400	9,600	[3]	$16.25	12/1/2013
	9,600	2,400	[3]	$30.00	12/1/2013
	33,333	16,667	[4]	$19.82	3/2/2013	33,000	[9]	$689,700
	17,666	35,334	[5]	$26.61	2/27/2014
	0	67,000	[6]	$30.54	2/27/2015
Steven Lunn	74,000	96,000	[1]	$10.00	2/28/2013	13,667	[7]	$285,640
	307,200	76,800	[1]	$20.00	2/28/2013
	76,800	19,200	[1]	$30.00	2/28/2013
	16,000	4,000	[2]	$10.00	4/29/2013
	12,800	3,200	[2]	$20.00	4/29/2013	24,667	[8]	$515,540
	3,200	800	[2]	$30.00	4/29/2013
	40,000	10,000	[3]	$13.00	12/1/2013
	32,000	8,000	[3]	$16.25	12/1/2013
	8,000	2,000	[3]	$30.00	12/1/2013	39,000	[9]	$815,100
	46,666	23,334	[4]	$19.82	3/2/2013
	24,333	48,667	[5]	$26.61	2/27/2014
	0	79,000	[6]	$30.54	2/27/2015
Peter J. Lake	76,000	60,000	[1]	$10.00	2/28/2013	11,334	[7]	$236,881
	192,000	48,000	[1]	$20.00	2/28/2013
	48,000	12,000	[1]	$30.00	2/28/2013
	28,000	7,000	[3]	$13.00	12/1/2013	18,000	[8]	$376,200
	22,400	5,600	[3]	$16.25	12/1/2013
	5,600	1,400	[3]	$30.00	12/1/2013
	36,000	18,000	[4]	$19.82	3/2/2013	27,000	[9]	$564,300
	17,666	35,334	[5]	$26.61	2/27/2014
	0	58,000	[6]	$30.54	2/27/2015
David L. Bialosky	0	40,000	[1]	$10.00	2/28/2013	8,667	[7]	$181,140
	76,800	32,000	[1]	$20.00	2/28/2013
	32,000	8,000	[1]	$30.00	2/28/2013
	28,000	7,000	[3]	$13.00	12/1/2013	14,000	[8]	$292,600
	22,400	5,600	[3]	$16.25	12/1/2013
	5,600	1,400	[3]	$30.00	12/1/2013
	29,333	14,667	[4]	$19.82	3/2/2013	15,000	[9]	$313,500
	14,000	28,000	[5]	$26.61	2/27/2014
	0	40,000	[6]	$30.54	2/27/2015

1.	Stock options granted in 2003 vest at the rate of 20%/year on February 28 in each of the years 2004 through 2008.

2.	Stock options granted in 2003 vest at the rate of 20%/year on April 29 in each of the years 2004 through 2008.

3.	Stock options granted in 2003 vest at the rate of 20%/year on December 1 in each of the years 2004 through 2008.

4.	Stock options granted in 2005 vest at the rate of one-third/year on March 2 in each of the years 2006 through 2008.

5.	Stock options granted in 2006 vest at the rate of one-third/year on February 27 in each of the years 2007 through 2009.

6.	Stock options granted in 2007 vest at the rate of one-third/year on February 27 in each of the years 2008 through 2010.

7.	Restricted stock units granted in 2005 vest at the rate of one-third/year on March 2 in each of the years 2006 through 2008.

8.	Restricted stock units granted in 2006 vest at the rate of one-third/year on February 27 in each of the years 2007 through 2009.

9.	Restricted stock units granted in 2007 vest at the rate of one-third/year on February 27 in each of the years 2008 through 2010.

10.	Based on the closing price on December 31, 2007 of $20.90.
Option Exercises and Stock Vested for 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting[1]	on Vesting[2]
Name	(#)	($)	(#)	($)
John C. Plant	510,000	$14,329,500	81,333	$2,459,110
Joseph S. Cantie	130,000	$3,880,500	19,666	$594,400
Steven Lunn	200,000	$6,090,000	26,000	$785,840
Peter J. Lake	80,000	$2,436,000	20,333	$614,170
David L. Bialosky	80,000	$2,436,000	15,667	$473,270

1.	Represents gross number of shares vested. TRW nets a portion of these vested shares to pay the executive’s withholding tax due upon the vesting of the restricted stock units.

2.	Based on fair market value (the average of the high and low sales prices of the common stock on the New York Stock Exchange) on the date of vesting, which was $30.54 per share on February 27, 2007 and $29.94 per share on March 2, 2007. The following number of shares vested for each executive on each such date:
a.	February 27, 2007: Plant 40,000, Cantie 9,333, Lunn 12,333, Lake 9,000 and Bialosky 7,000.

b.	March 2, 2007: Plant 41,333, Cantie 10,333, Lunn 13,667, Lake 11,333 and Bialosky 8,667.

Pension Benefits

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
John C. Plant[4]	TRW Pension Scheme[1]	30	$26,224,600	$0
	TRW Automotive Inc. Executive Supplemental
	Retirement Plan[2]	30	$13,032,300	$0
Joseph S. Cantie	TRW Automotive Salaried Pension Plan[3]	8	$102,700	$0
	TRW Automotive Inc. Supplemental Retirement
	Income Plan[3]	8	$245,200	$0
Steven Lunn[4]	TRW Pension Scheme[1]	12	$860,800	$0
	UK Funded Unapproved Retirement Benefit
	Scheme[2]	12	$4,052,300	$0
Peter J. Lake[4]	TRW Pension Scheme[1]	33	$6,611,400	$0
David L. Bialosky	TRW Automotive Salaried Pension Plan[3]	19	$350,000	$0
	TRW Automotive Inc. Supplemental Retirement
	Income Plan[3]	19	$770,300	$0

1.	Mr. Plant, Mr. Lunn and Mr. Lake participate in the TRW Pension Scheme, a tax-approved defined benefit pension plan, on the same basis as similarly situated employees in the United Kingdom. Benefits are generally determined as 1/30th of pensionable pay multiplied by service up to 20 years, prorated over the service period until the participant’s Normal Retirement Date. Pensionable pay is the sum of base pay in the last 12 months, plus the average of the final 5 years of pensionable bonuses, limited (for Mr. Lunn only), to the earnings cap, as defined by Her Majesty’s Revenue and Customs. Although the limitations under U.K. law relative to this cap were eliminated with effect from April 2006, the TRW Pension Scheme was amended to incorporate them. Pensionable bonuses are limited in any year to 10% of that year’s base pay. The Normal Retirement Date is age 57.5 for Mr. Plant, and 62.5 for both Mr. Lunn and Mr. Lake. Benefits are payable upon retirement after age 50, in the form of benefits of a life with a 50% survivor continuation annuity, but reduced 0.3% for each year benefits are payable prior to age 57.5 (for Mr. Plant) or 60 (for Messrs. Lunn and Lake).

2.	See “Compensation Discussion and Analysis—Defined Benefit Pension Plans” for a further description of this plan.

3.	Benefits under these plans are determined as an accumulated percentage of pensionable earnings less an accumulated offset percentage of pensionable earnings up to social security covered compensation. Pensionable earnings are defined as the average of pay, including the non-equity incentive payment, for the five highest consecutive calendar years. The applicable accumulated percentages are determined from the following table.

Percentages Attributable to Accumulated Service	Percentage	Offset Percentage
% attributable to each year of benefit service through 2004	1.5%	0.4%
% attributable to benefit service during 2005	1.2%	0.3%
% attributable to benefit service during 2006	1.0%	0.3%
Effective as of January 1, 2007 these plans were amended to provide for future annual benefit accruals in an amount equal to 1.0% of pensionable earnings less a .3% reduction for pensionable earnings below the Old Age, Survivor and Disability Insurance Wage Base wherein pensionable earnings are defined as the participant’s annual pay inclusive of their annual non-equity incentive payment.
Benefits are payable as an annuity for the life of the participant, commencing at age 65.  Benefits reduced for early commencement are payable upon retirement after attainment of age 55, and completion of 5 years of service; early retirement reductions are 4% for each year by which benefits are payable prior to age 60.  At the participant’s option, the benefit may be paid in a lump sum, using the actuarial basis under the minimum lump sum rules applicable to tax-qualified plans. However, as it relates to the TRW Automotive Salaried Pension Plan, this option is only available in respect of benefits earned through 2004.

4.	Messrs. Plant, Lunn and Lake are eligible for early retirement in respect of the plans in which they participate.
Pension Plans
Benefit values included in the above table have been determined on the following basis:
•	Benefits subject to valuation have been determined as of October 31, 2007 (the measurement date for financial statement purposes), and have been based on each participant’s historical compensation and plan service, the plan’s provisions and applicable statutory limits and parameters as of that date.

•	Values of benefits have been determined based on a presumption of retirement from active employment on the participant’s plan-defined normal retirement date, or if earlier, at the earliest date at which benefits can commence without reduction for early commencement. All other valuation assumptions are consistent with those used for financial reporting purposes. See Note 13 to our Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The more significant assumptions underlying these valuations are as follows:

	U.S. Programs	U.K. Programs
Interest rate of discount	6.0%	5.75%
Postretirement benefit increase rate	N/A	3.0%
Postretirement mortality	1994 Group Annuity	PMA 92 short cohort
	Mortality, projected to 2010	tables based on participant’s year of birth, rated up by one year
Lump sum interest rate	5.5%	N/A
Lump sum interest mortality	1983 Group Annuity	N/A
	Mortality, unisex
Deferred Compensation Plans
We sponsor the Benefits Equalization Plan (“BEP”) and a Nonqualified Deferred Compensation plan for certain of our U.S. employees including our named executive officers.
The BEP provides eligible employees benefits substantially similar to benefits which could not be provided under TRW’s Retirement Savings Plan due to limitations under the Internal Revenue Code of 1986, as amended. Employees can generally defer up to 15% of base and incentive compensation to the extent such contributions cannot be made to the Retirement Savings Plan as a result of these limitations. TRW provides matching contributions in an amount equal to 75% of the first 5% of the employee’s contributions. Company matching contributions, including related investment earnings, vest ratably over a five year period. All of the named executive officers are fully vested. Generally, the plan benefits are payable to the employee upon termination of employment.
Under the terms of the Nonqualified Deferred Compensation Plan an employee could defer any cash award payable as an annual cash incentive. There are no vesting requirements on amounts deferred including earnings on such amounts. Generally, the plan benefits are payable to the employee upon termination of their employment or at the option of the employees either five or ten years from the date of deferral. This plan was amended on August 1, 2006 to eliminate future deferrals with effect from December 31, 2006.
While both the BEP and the Nonqualified Deferred Compensation Plan are unfunded, the employee directs both their deferrals and company contributions, if applicable, into investment options which, exclusive of TRW’s common stock, are intended to mirror the investment options available in TRW’s Retirement Savings Plan. These options include a diverse range of mutual funds. On a daily basis, the amount of the participant’s deferred compensation including company matching contributions is adjusted to reflect the appreciation and/or depreciation in the value of the investment alternative selected.
In addition, as a result of the requirements applicable to nonqualified deferred compensation arrangements included in the American Jobs Creation Act of 2004 and proposed regulations issued under Section 409A of the Internal

Revenue Code, during 2005 TRW approved changes to its deferred compensation arrangements to ensure compliance with the new law and to minimize any adverse income tax consequences to plan participants. As a result, participants, including the named executive officers, were allowed to elect an early withdrawal of their vested account balances. Each of the named executive officers who participated in these plans elected an early withdrawal and received a lump sum payment of their vested account balances in July 2007. These payments are included in the Aggregate Withdrawals/Distributions column of the Nonqualified Deferred Compensation table set forth below.
The individual contributions of the named executive officers during 2007, including earnings and matching contributions on those contributions, as well as the aggregate account balances as of December 31, 2007 are shown in the Nonqualified Deferred Compensation Table set forth below.
Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in Last	Withdrawals /	Balance at Last
	in Last FY	Last FY1	FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
John C. Plant	$243,913	$182,935	$157,805	$3,247,042	$614,163
Joseph S. Cantie	$40,639	$24,179	$109,653	$1,281,290	$90,583
Steven Lunn	$—	$—	$—	$—	$—
Peter J. Lake	$—	$—	$—	$—	$—
David L. Bialosky	$33,942	$19,965	$56,114	$831,262	$78,178

1.	These matching contributions for 2007 are included as compensation in the Summary Compensation Table on page 30.
Director Compensation for 2007

	Fees Earned or		All Other
	Paid in Cash	Stock Awards[2]	Compensation	Total
Name[1]	($)	($)	($)	($)
James F. Albaugh	$60,250	$109,188	—	$169,438
Francois J. Castaing	$67,500	$74,713	—	$142,213
J. Michael Losh	$69,500	$74,713	—	$144,213
Jody G. Miller	$46,250	$74,713	—	$120,963
Paul H. O’Neill	$43,750	$29,363	—	$73,113

1.	We pay director compensation only to our independent directors. In 2007 such compensation consisted of:
•	$40,000 cash retainer per year and a fee of $1,250 for each Board meeting and each committee meeting attended;

•	An annual fee of $9,000 for acting as a Chair of the Audit Committee and an annual fee of $4,000 for acting as a member of the Audit Committee;

•	An annual fee of $6,000 for acting as a Chair of the Compensation Committee and an annual fee of $3,000 for acting as a member of the Compensation Committee; and

•	A grant of 2,500 shares of restricted stock units, which vest after one year.
2.	In fiscal 2007, 2,500 restricted stock units were granted to each of the independent directors, which represent the right to receive shares of common stock on a one-for-one basis on the first anniversary of the date of grant. The restricted stock units were granted to Mr. O’Neill on August 15, 2007 and to each of the other independent directors on February 27, 2007. The values shown represent the dollar amount recognized for financial reporting purposes with respect to the 2007 fiscal year in accordance with FAS 123R. This includes compensation expense for 2007 awards, as well as awards which have been granted in previous years, but which vested in 2007. The full grant date fair value under FAS 123R for the 2007 awards is $78,300 for Mr. O’Neill’s grant and $76,350 for the other grants. As of December 31, 2007, there were a total of 2,500 restricted stock units outstanding for each of these independent directors.
Potential Payments upon Termination or Change in Control
We (or certain of our wholly-owned subsidiaries) have entered into employment agreements, option agreements and restricted stock unit agreements with each of Messrs. Plant, Cantie, Lunn, Lake and Bialosky that provide for payments upon certain events of termination or change in control. The dollar amounts estimated below for certain termination events assume a termination date of December 31, 2007 (the last business day of 2007) and a closing price for TRW’s common stock on that date of $20.90. For the purpose of Mr. Lunn’s termination amounts, where applicable we have used the average exchange rate for 2007 of $2.01 = £1.00. The value of accelerated option or restricted stock unit vesting is calculated by multiplying the closing price of the common stock on December 31, 2007 by the number of unvested options or unvested restricted stock units on that date (either the total number in the case of full vesting or the amount to be vested on the next vesting date in the case of partial vesting) and, in the case of options, subtracting the exercise price.
Defined Terms
For ease of reference in reviewing the descriptions of potential payments to our named executive officers upon termination or a change in control, which appear below, the following terms are defined in the executive officers’ employment agreements as indicated in this subsection. Unless otherwise indicated the definition of each term is the same in each agreement. For purposes of the following definitions, the “company” is TRW Automotive Inc. (“TAI”) in the case of Messrs. Plant, Bialosky, Cantie and Lunn and TRW Limited in the case of Mr. Lake.
“Cause” means:
•	executive’s continued failure to work on a full-time basis and failure substantially to perform executive’s duties, provided that the company may not terminate the executive’s employment for Cause because of dissatisfaction or disagreement with the actions taken by executive in the good faith performance of his duties;

•	executive’s conviction of, or plea of nolo contendere to, a crime constituting a felony (or, in Mr. Lunn’s case, any conviction for an arrestable criminal offense);

•	executive’s willful malfeasance or willful misconduct in connection with executive’s duties which injures the financial condition or business reputation of the company or any of its subsidiaries or affiliates; or

•	executive’s breach of the non-competition or confidentiality provisions of his employment agreement, other than an insignificant breach of the confidentiality provisions as reasonably determined by the company;
provided, that no act or omission shall be “willful” (1) to the extent taken by executive at the direction of the Board (or, in the case of Messrs. Bialosky, Cantie, Lake and Lunn, the direction of the Board or the CEO), or (2) if effected with executive’s reasonable belief that such action or failure to act was in the company’s best interest.
“Change in Control” means:
•	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of TRW Automotive Holdings Corp. (“Holdings”) or TAI to any person or group other than Automotive Investors L.L.C. (“AI LLC”) or any of its affiliates;

•	any person or group, other than AI LLC or any of its affiliates, is or becomes the beneficial owner of more than 50% of the total voting power of Holdings or TAI and AI LLC or any of its affiliates cease to control the board of directors of Holdings or TAI; or

•	any one or a series of related transactions after which any person or group (i) has more voting power in Holdings or TAI than AI LLC or any of its affiliates or (ii) has the ability to elect more members of the Holdings or the TAI board than AI LLC or any of its affiliates.

“Disability” means executive’s physical or mental incapacitation and resulting inability, for a period of six consecutive months or for an aggregate of nine months in any 24 consecutive month period, to perform executive’s duties.
“Good Reason” means any of the following events which are not cured within a specified number of days after receipt of written notice from the executive:
•	the failure of the company to pay executive’s base salary, annual bonus or employee benefits when due;

•	any relocation of executive’s principal office outside of a specified area;

•	any adverse change in executive’s reporting relationship;

•	any material diminution for a period of at least 30 days in executive’s authority or responsibilities; or

•	the company’s failure to provide to executive directors’ and officers’ insurance which is comparable to that provided by similar companies, as determined in the reasonable business judgment of the board of directors of the company.
Mr. Plant
Termination without Cause or for Good Reason Prior to a Change in Control or Following the Window Period. If Mr. Plant’s employment is terminated by us without Cause (other than due to his death or Disability) or he resigns with Good Reason prior to a Change in Control or following the 60 day period commencing on the first anniversary of a Change in Control (the “Window Period”), he will be entitled to:
•	continued payment of his base salary for a period of two years for a total payment of $3,200,000,

•	a monthly payment of $286,659 for a period of two years for a total payment of $6,879,816 in respect of his average annual cash incentive payment (the average of annual cash incentive payments with respect to whichever four of the previous eight fiscal years that produces the highest such average)(the “CEO Average Annual Cash Incentive Payment”),

•	continued provision of medical, dental, life insurance and disability benefit coverage and a car allowance and club membership benefits at the level provided prior to termination (the “CEO Continued Benefits”) for a period of 24 months at a total estimated cost of $281,915,

•	a pro rata cash incentive payment for the year of termination, which would be $3,200,000 at target,

•	a supplemental retirement benefit equal to the excess of (A) the benefit Mr. Plant would have earned under our defined benefit pension plan had Mr. Plant participated for the number of years he is credited with under the U.K. pension plan and was credited with two additional years of service over (B) the benefit he would have earned under our defined benefit pension plan had he participated in our defined pension plan for the number of years he is credited with under the U.K. pension plan, without the benefit of the additional two years of service, payable monthly for a period of 24 months following his termination of employment, which is estimated at $2,170,642,

•	full vesting of his unvested options, which is estimated to be worth $2,743,161,

•	continued vesting of the unvested portion of his restricted stock units as scheduled, which is estimated to be worth $5,252,881, and

•	any accrued salary, earned but unpaid cash incentive payment, reimbursement for unreimbursed business expenses and employee benefits he may be entitled to under employee benefit plans (the “Accrued Rights”).
Resignation for Any Reason During the Window Period. In addition, Mr. Plant may resign for any reason during the Window Period and will be entitled to receive the severance benefits he would be entitled to receive if he was terminated without Cause or resigned with Good Reason prior to a Change in Control as described above; provided that he would receive his monthly severance benefits in a lump sum.
Termination without Cause or for Good Reason Prior to a Change in Control but During Discussion Period. In addition, if Mr. Plant’s employment is terminated without Cause (other than due to his death or Disability) or he resigns with Good Reason prior to a Change in Control, but during a period of discussion in anticipation of a Change in Control, and such Change in Control subsequently occurs, he will also be entitled to a lump sum payment, upon the Change in Control, equal to:

•	the remainder of the cash severance benefits payable in the first two bullets in the next preceding paragraph, and

•	the sum of his base salary and CEO Average Annual Cash Incentive Payment, for a total payment of $5,039,908.
Change in Control. All of Mr. Plant’s unvested options and unvested restricted stock units vest upon a Change in Control, which is estimated to be worth $2,743,161 and $5,252,881, respectively.
Mr. Plant’s employment agreement provides that, in the event that any of the Change in Control payments as described above give rise to an excise tax as determined in accordance with the provisions of Section 280 G of the Internal Revenue Code, that Mr. Plant be provided an additional payment in an amount equal to the resulting excise tax as grossed up for any additional taxes which may result from this payment. In all of these scenarios, the estimated Change in Control value does not exceed the minimum amount payable at which an excise tax under Section 4999 of the Internal Revenue Code will be triggered.
Termination without Cause or for Good Reason Following a Change in Control but Prior to the Window Period. If Mr. Plant’s employment is terminated without Cause (other than due to his death or Disability) or he resigns with Good Reason following a Change in Control but prior to the first anniversary of such Change in Control, he will be entitled to:
•	a lump sum payment equal to the sum of (A) two times the sum of his base salary and the CEO Average Annual Cash Incentive Payment, which would be $10,079,816 and (B) a pro rata portion of the sum of his base salary and the CEO Average Annual Cash Incentive Payment (pro rated based on the number of months from the termination until the first anniversary of the Change in Control), which would be $2,519,954 assuming the date of termination is six months after the date of Change in Control,

•	the CEO Continued Benefits for a period of 24 months, at a total estimated cost of $281,915,

•	a pro rata cash incentive payment for the year of termination, which would be $3,200,000 at target,

•	the supplemental retirement benefit described above, which is estimated at $2,170,642, and

•	the Accrued Rights.
Termination for Death or Disability. If Mr. Plant’s employment is terminated due to death or Disability, Mr. Plant or his estate will be entitled to:
•	the Accrued Rights,

•	a pro rata portion of his cash incentive payment for that year based on the number of months prior to termination, which would be $3,200,000 at target,

•	vesting of the unvested portion of his options that otherwise would have become vested and exercisable on the next scheduled vesting date following such termination, estimated to be worth $2,743,161, and

•	vesting of the unvested restricted stock units that would otherwise vest on the next scheduled vesting date, estimated to be worth $2,605,540.
Termination for Cause or Without Good Reason. If Mr. Plant’s employment is terminated by us for Cause or by him without Good Reason (other than in the Window Period), Mr. Plant will be entitled to the Accrued Rights.
Retirement. If Mr. Plant retires at any time (whether before or after normal retirement age), Mr. Plant will be entitled to retiree medical benefits which are estimated at a present value of $1,469,500. See “Compensation Discussion and Analysis – Retiree CEO Medical Plan.”
Conditions to Payments. Mr. Plant’s employment agreement includes a confidentiality provision and a noncompetition and nonsolicitation provision for a term of two years following Mr. Plant’s termination of employment with us for any reason. The agreement also provides that we are entitled to stop making any post-termination payments to him in the event of a breach of these provisions. The failure by any party to insist on strict adherence to any term of the agreement won’t be considered a waiver of that right or any other right under the agreement.

Other Named Executive Officers
Termination without Cause or for Good Reason Prior to a Change in Control or on or Following the First Anniversary of a Change in Control. If any of Messrs. Lunn, Bialosky, Cantie, or Lake is terminated without Cause or the executive resigns with Good Reason prior to a Change in Control or on or following the first anniversary of a Change in Control, such executive will be entitled to:
•	continued payment of his base salary for a period of (A) two years for Mr. Lunn and (B) 18 months for Messrs. Bialosky, Cantie and Lake, estimated to total the following amounts:
o	$645,000 (Cantie)

o	$1,953,318 (Lunn)

o	$777,000 (Lake)

o	$582,000 (Bialosky)
•	a monthly payment equal to one-twelfth of his average annual cash incentive payment (the average of his three most recent annual cash incentive payments)(“Average Annual Cash Incentive Payment”) for a period of (A) two years for Mr. Lunn and (B) 18 months for Messrs. Bialosky, Cantie and Lake, estimated to total the following amounts:
o	$640,914 (Cantie)

o	$2,620,426 (Lunn)

o	$775,923 (Lake)

o	$584,126 (Bialosky)
•	continued provision of a company vehicle and medical, dental, life insurance and disability benefit coverage at a level provided immediately prior to the termination (the “Continued Benefits”) for a period of 18 months (two years for Mr. Lunn), estimated to total the following amounts:
o	$153,113 (Cantie)

o	$190,690 (Lunn)

o	$153,944 (Lake)

o	$152,415 (Bialosky)
•	a pro rata cash incentive payment for the year of termination, which would be the following at target:
o	$387,000 (Cantie)

o	$1,243,287 (Lunn)

o	$466,200 (Lake)

o	$349,200 (Bialosky)
•	vesting of the unvested portion of his options that otherwise would have become vested and exercisable on the next scheduled vesting date following such termination, estimated to be worth the following amounts:
o	$738,440 (Cantie)

o	$1,303,401 (Lunn)

o	$797,980 (Lake)

o	$561,980 (Bialosky)
•	vesting of the unvested restricted stock units that would otherwise vest on the next scheduled vesting date, estimated to be worth the following amounts:
o	$640,940 (Cantie)

o	$815,100 (Lunn)

o	$613,081 (Lake)

o	$431,940 (Bialosky), and
•	the Accrued Rights.
In addition, upon such termination of employment, Mr. Lunn will be entitled to
•	a supplemental retirement benefit equal to the excess of (A) the benefit Mr. Lunn would earn under our U.K. defined benefit pension plan if he was credited with two additional years of service at the time of his termination over (B) the benefit he earns under our U.K. defined benefit pension plan based on credited years of service without the benefit of the additional two years of service, payable monthly for a period of 24 months following his termination of employment, which is estimated at $948,000, and

•	two additional years of credited service under the Lucas Funded Executive Pension Scheme No. 4.

Termination without Cause or for Good Reason Prior to a Change in Control but During Discussion Period. If the executive is terminated without Cause (other than due to his death or Disability) or resigns with Good Reason prior to a Change in Control, but during a period of discussion in anticipation of a Change in Control, and such Change in Control subsequently occurs, he will also be entitled to a lump sum payment, upon the Change in Control, equal to:
•	the remainder of the cash severance benefits payable in the first two bullets in the next preceding paragraph, and

•	the sum of his base salary and the Average Annual Cash Incentive Payment for a total payment of:
o	$857,276 (Cantie)

o	$2,286,872 (Lunn)

o	$1,035,282 (Lake)

o	$777,417 (Bialosky)
Change in Control. All of the named executive officers’ unvested options and unvested restricted stock units vest upon a Change in Control, which is estimated to be worth:
•	full vesting of unvested options:
o	$738,440 (Cantie)

o	$1,303,401 (Lunn)

o	$797,980 (Lake)

o	$561,980 (Bialosky)
•	full vesting of the unvested portion of restricted stock units:
o	$1,295,821 (Cantie)

o	$1,616,281 (Lunn)

o	$1,177,381 (Lake)

o	$787,240 (Bialosky)
Termination without Cause or for Good Reason Following a Change in Control but Prior to the First Anniversary of Change in Control. If the executive is terminated without Cause (other than due to his death or Disability) or resigns with Good Reason following a Change in Control but prior to the first anniversary of such Change in Control, he will be entitled to:
•	a lump sum payment equal to one and a half times the sum of his base salary and the Average Annual Cash Incentive Payment (two times for Mr. Lunn), estimated to total the following amounts:
o	$1,285,914 (Cantie)

o	$4,573,744 (Lunn)

o	$1,552,923 (Lake)

o	$1,166,126 (Bialosky)
•	a lump sum payment equal to a pro rata portion of the sum of his base salary and the Average Annual Cash Incentive Payment (pro rated based on the number of months from the termination until the first anniversary of the change in control), which would total the following amounts assuming the date of termination is six months after the Change in Control:
o	$428,638 (Cantie)

o	$1,143,436 (Lunn)

o	$517,641 (Lake)

o	$388,709 (Bialosky)
•	the Continued Benefits for a period of 18 months (24 months for Mr. Lunn), estimated to total the following amounts:
o	$153,113 (Cantie)

o	$109,690 (Lunn)

o	$153,944 (Lake)

o	$152,415 (Bialosky)
•	a pro rata cash incentive payment for the year of termination, which would be the following at target:
o	$387,000 (Cantie)

o	$1,243,287 (Lunn)

o	$466,200 (Lake)

o	$349,200 (Bialosky), and
•	the Accrued Rights.

Termination by the Company at the Expiration of Employment Term. In the case of the employment agreements for Messrs. Bialosky, Cantie and Lake, if we terminate the executive upon or following the expiration of his employment term, he will be entitled to:
•	a lump sum payment equal to the sum of his base salary and the Average Annual Cash Incentive Payment, estimated to total the following amounts:
o	$857,276 (Cantie)

o	$1,035,282 (Lake)

o	$777,417 (Bialosky)
•	the Continued Benefits for a period of one year, estimated to total the following amounts:
o	$100,205 (Cantie)

o	$100,886 (Lake)

o	$99,880 (Bialosky)
•	a pro rata cash incentive payment for the year of termination, which would be the following at target:
o	$387,000 (Cantie)

o	$466,200 (Lake)

o	$349,200 (Bialosky), and
•	the Accrued Rights.
Termination for Death or Disability. If the executive’s employment is terminated due to death or Disability, he or his estate is entitled to:
•	vesting of the unvested portion of his options that otherwise would have become vested and exercisable on the next scheduled vesting date following such termination, estimated to be worth the following amounts:
o	$738,440 (Cantie)

o	$1,303,401 (Lunn)

o	$797,980 (Lake)

o	$561,980 (Bialosky)
•	vesting of the unvested restricted stock units that would otherwise vest on the next scheduled vesting date, estimated to be worth the following amounts:
o	$640,940 (Cantie)

o	$815,100 (Lunn)

o	$613,081 (Lake)

o	$431,940 (Bialosky)
•	the Accrued Rights, and

•	a pro rata cash incentive payment for the year of termination, which would be the following at target:
o	$387,000 (Cantie)

o	$1,243,287 (Lunn)

o	$466,200 (Lake)

o	$349,200 (Bialosky)
Termination for Cause or Without Good Reason. If the executive’s employment is terminated by the company for Cause or by him without Good Reason, he shall be entitled to the Accrued Rights.
Conditions to Payments. The employment agreements of Messrs. Bialosky, Cantie, Lake and Lunn include a confidentiality provision and a noncompetition and nonsolicitation provision for a term of 18 months following the termination of the executive’s employment for any reason (other than, in the case of Messrs. Bialosky, Cantie and Lake, a termination upon or following the expiration of the employment agreement). The agreements also provide that we are entitled to stop making any post-termination payments to the executive in the event of a breach of these provisions. The failure by any party to insist on strict adherence to any term of the agreement won’t be considered a waiver of that right or any other right under the agreement.

Stockholder Proposals
Any stockholder proposal intended for inclusion in the proxy material for the 2009 annual meeting must be received by our secretary at our World Headquarters no later than December 5, 2008. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must still comply with the procedural requirements in TRW’s bylaws. Accordingly, written notice must be sent to the secretary of TRW not less than 90 or more than 120 calendar days before the first anniversary of the prior year’s annual meeting. This means that for the 2009 annual meeting, written notice must be delivered between the close of business on January 20, 2009 and the close of business on February 19, 2009. If the date of the annual meeting, however, is not within 30 days before or 70 days after the anniversary of the prior year’s meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which TRW first announces the meeting date to the public. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our secretary at 12001 Tech Center Drive, Livonia, MI 48150.
Any stockholder suggestions for director nominations must also be submitted by the dates by which other stockholder proposals are required to be submitted.
Annual Report and Other Matters
TRW’s 2007 Annual Report, including consolidated financial statements, was either made available electronically or mailed to you with this Proxy Statement. A list of the stockholders of record entitled to vote at the annual meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m., local time, at our headquarters, 12001 Tech Center Drive, Livonia, MI 48150 for ten days before the meeting.
We will provide any stockholder, at no charge, with a copy of our Annual Report on Form 10-K for 2007 including financial statements, financial statement schedules and other exhibits. All that a stockholder has to do is write to our secretary at 12001 Tech Center Drive, Livonia, MI 48150.
April 4, 2008
David L. Bialosky
Secretary

Appendix A
     Watson Wyatt Data Services’ Top Management Compensation – Regression Analysis Report

3M CO
ABB Inc
ADTRAN Incorporated
Advanced Measurement Technology, Inc
ADVANCED MICRO DEVICES
AGCO CORP
Aisin Automotive
AK STEEL HOLDING CORP
Alfa Laval Inc
Allegheny Technologies In
American Axle & Mfg Holdi
American Standard Companies
Ames True Temper
AMPHENOL CORP
ANH Refractories Company
ANIXTER INTL INC
APPLIED MATERIALS INC
ARGO-TECH Corporation
ARROW ELECTRONICS INC
AVERY DENNISON CORP
B Braun Medical Inc
Babcock & Wilcox Company
BALL CORP
Basler Electric Company
BAXTER INTERNATIONAL IN
Beacon Industrial Group
BECKMAN COULTER INC
Benchmark Electronics Inc
BLACK & DECKER CORP
BLUELINX HOLDINGS INC
BOEING CO
Bombardier Transportation
BORGWARNER INC
BOSTON SCIENTIFIC CORP
BROADCOM CORP
Brunswick New Technologies
Bucyrus International Inc
BUNGE LTD
Butler Manufacturing Co
Camcraft
Carboloy, Inc.
Carpenter Technology Corp
Castle Rock Industries
CATERPILLAR INC
CEMEX Inc
Chaparral Steel Company
Chicago Bridge & Iron Co
Clopay Corporation
Cobra Electronics Corporation
CommScope Inc
COOPER INDUSTRIES LTD
CooperVision
Copeland Corporation
CORNING INC
CRANE CO
Crown Cork & Seal
Culligan International Company
Cummins Inc
Dal-Tile Inc
DANAHER CORP
Dayton Superior Corp
DELPHI CORP
Denso Manufacturing MI Inc
Diebold Incorporated
D-M-E Company
Donaldson Company Inc
EATON CORP
Edwards Lifesciences
Electrolux Homecare of N.A.
EMC CORP/MA
Emerson Electric
EnPro Industries Inc
Ergotron Inc
ESCO Corporation
ESCO Technologies
Esterline Technologies Corp
Etnyre International Ltd
Evraz Oregon Steel Mills
E-Z-EM Inc
FCI USA Inc
FEDERAL-MOGUL CORP
Fiskars Brands Inc
Fleetwood Group
Florida Production Engineering
FLOWSERVE CORP
FMC Technologies Inc
Foldcraft Company
FORD MOTOR CO
Fortune Brands
Furniture Brands Intl Inc
G. Loomis Inc
GATEWAY INC
GENERAL CABLE CORP/DE
GENERAL ELECTRIC CO
GENERAL MOTORS CORP
GENUINE PARTS CO
George Fisher Signet Inc
Gerdau Ameristeel
GKN North America Svcs Inc
Global Power Technology Inc
GOODRICH CORP
Graco Inc
Harley Davidson Inc
Harman International
Harsco Corporation
HASBRO INC
Hendrickson International
Herman Miller Inc
Hill Phoenix
Hilti Inc
Hitachi
HNI Corporation
Holden Industries
HONEYWELL INTERNATIONAL
HUBBELL INC -CL B
Hu-Friedy Mfg Co Inc
Hunter Douglas Inc
Hunter Industries Incorporated
Hutchinson Technology Inc
ILLINOIS TOOL WORKS
INGRAM MICRO INC
INTEL CORP
International Truck & Engine
INTL BUSINESS MACHINES
Invensys Controls
ITT CORP
James Hardie Bldg Products
JARDEN CORP
John Crane Inc
JSJ Corporation
JUNIPER NETWORKS INC
Kason Corporation
Keihin Indiana Precision Tech
Keystone Powdered Metal Co
Kinetico Inc
Komatsu America Corp
Krueger International
Kyocera America Inc
L-3 Communications Hldg
LA Aluminum Casting Co
Lab Volt System
Lantech.com
Leggett & Platt Inc
Lehigh Cement Co
Lennox International Inc
LEXMARK INTL INC -CL A
Life Fitness
LITHIA MOTORS INC -CL A
LOCKHEED MARTIN CORP
Louisiana Pacific
Lozier Corporation
Lutron Electronics
Magna Donnelly Corporation
Malco Products Inc
MANITOWOC CO
Mannington Mills Inc
Martin Marietta Materials
MASCO CORP
MATTEL INC
Maverick Tube Corporation
Maxon Furniture Inc
McKesson Medical-Surgical
McNaughton-McKay Elec Co
Merit Medical Systems
Micro Motion Inc
Milltronics
Milwaukee Electric Tool Corp
Mine Safety Appliances Co
Mizuno USA Inc
Molex Inc
MOTOROLA INC
MTD Products Inc
MTS Systems Corporation
MUELLER INDUSTRIES
NACCO INDUSTRIES -CL A
Nordson Corporation
Nortel Networks Corp
Northrop Grumman Corp
NSK Corporation
NTN Bearing Corp of America
NUCOR CORP
Orbital Science Corporation
OWENS & MINOR INC
PACCAR INC
Packaging Corp Of America
PACTIV CORP
Panasonic Automotive
Panduit Corporation
Parts Now LLC
PENTAIR INC
Pergo Inc
PGT Industries
Ping Inc
PITNEY BOWES INC
Plexus Corp
Plymouth Tube
Polaroid Corporation
Preformed Line Products Co
Prestolite Wire Corporation
QSC Audio Products Inc
Rainin Instrument LLC
RAYTHEON CO
REA Magnet Wire Co Inc
Recon Optical Inc
RELIANCE STEEL & ALUMIN
Ricoh Electronics Inc
Rimage Corporation
Rite — Hite Corporation
Robert Bosch Corporation
Robert Bosch Tool Corp
RUSH ENTERPRISES INC
S&C Electric Company
Safilo USA
Sakura Finetek USA Inc
SANDISK CORP
Sauer-Danfoss Inc
SCHEIN HENRY INC
Schneider Electric NA
Sealy Inc
Seamen Corporation
Senco Products Inc
Sentry Group
SEQUA CORP -CL A
Sharp Electronics Corporation
SILGAN HOLDINGS INC
SJE-Rhombus
SMITH (A O) CORP
SNAP-ON INC
SPANSION INC
Spirit Aerosystems Holdings
Springs Window Fashions Div
SPX CORP
SRAM
ST JUDE MEDICAL INC
STANLEY WORKS
STEEL DYNAMICS INC
STERIS
Stryker Corporation
Subaru of Indiana Automotive

SUPERIOR ESSEX INC
Synthes
T D Williamson Inc
Teleflex
TELLABS INC
TENNECO INC
TEREX CORP
Texas Industries Inc
TEXAS INSTRUMENTS INC
TEXTRON INC
The Colman Group Inc
The Lamson & Sessions
The Longaberger Company
The Nordam Group
The Raymond Corporation
The Toro Company (# 159732)
The Woodbridge Group
Thermadyne Holdings
THERMO FISHER SCIENTIFIC
TIMET
TIMKEN CO
Tower Automotive
Tremco Inc
TRMI Inc
Trw Automotive Holdings
Tyco Electronics
Union Tank Car Company
United States Steel Corp
United Technologies Corp
Universal Forest Prods In
Universal Instruments Corp
Universal Well Site Solutions
USG Corporation
Venturedyne Ltd
Vetco Gray Inc
Viasystems Group Inc
VISTEON CORP
VULCAN MATERIALS CO
VWR International
W C Bradley Company
W L Gore & Associates
Watlow Electric
WESCO INTL INC
WEYERHAEUSER CO
Whirlpool Corporation
World Kitchen Inc
Worthington Industries
XEROX CORP
XL CAPITAL LTD
YSI
ZIMMER HOLDINGS INC

     Mercer Benchmark Database

Acco Brands, Inc.
Aleris International
Alliant Techsystems
American Standard Co., Inc.
Anheuser-Busch Co., Inc.
Armstrong World Indus, Inc.
Baltimore Aircoil Company
Bausch and Lomb, Inc.
Boise Cascade, LLC
Boston Scientific Corporation
Brady Corporation
Callaway Golf Company
Cemex, Inc.
Church & Dwight
Cranston Print Works Co
Cummins, Inc.
Dal-Tile Company, Inc.
Donaldson Company, Inc.
Edwards Lifesciences, LLC
Energizer
Essilor of America
Fiskars Brand, Inc.
Fleetwood Enterprises, Inc.
Fortune Brands, Inc.
Gambro, Inc.
Graco, Inc.
Harley-Davidson Motor Company
Henkel of America
Herman Miller, Inc.
Hilti, Inc.
HNI Corporation
Hollister, Inc.
Home Interiors and Gifts, Inc.
Hunter Douglas, Inc.
International Imaging Materials, Inc.
James Hardie Building Products
Johnson Controls, Inc.
Johnson Outdoors, Inc.
Jostens, Inc.
Kohler Company
Kone, Inc.
Kronospan, LLC
Leupold and Stevens, Inc.
Magna Donnelly Corporation
Matthews International Corp.
MetoKote Corporation
Mine Safety Appliances Co.
MTS Systems Corporation
Owens Corning
PACCAR
Pergo, Inc.
Reckitt Benckiser, Inc.
Robert Bosch, LLC
Smith and Nephew, Inc.
Stampin’ Up, Inc.
Steelcase, Inc.
Textron, Inc.
Tupperware Brands Corporation
Uponor, Inc.
USG Corporation
Vulcan Materials Company
W.C. Bradley Co.
W.L. Gore & Associates, Inc.
Westinghouse Savannah River Co
Winston Industries, LLC
World Kitchen
Wright Line, LLC

     Towers Perrin U.S. Executive Compensation Database1

3M
A&P
A.O. Smith
A.T. Cross
Abbott Laboratories
Accenture
ADC Telecommunications
Advanced Medical Optics
Advanced Micro Devices
Advanta
ADVO
Aeropostale
Aetna
AFLAC
Agilent Technologies
AGL Resources
AIG
Air Products and Chemicals
Albemarle
Alcatel-Lucent
Alcoa
Alcon Laboratories
Alexander & Baldwin
Allegheny Energy
Allergan
Allete
Alliance Data Systems
Alliant Energy
Alliant Techsystems
Allstate
Alpharma
Altria Group
Amazon.com
Ameren
American Axle & Manufacturing
American Electric Power
American Express
American Greetings
American Standard
AMERIGROUP
Ameriprise Financial
AmerisourceBergen
Ameritrade
Amgen
Anadarko Petroleum
Angiotech Pharmaceuticals
Anheuser-Busch
Ann Taylor Stores
APAC Customer Services
Apple Computer
Applera
Applied Materials
Aqua America
ARAMARK
Arby’s Restaurant Group
Arctic Cat
Armstrong World Industries
ArvinMeritor
Ashland
Associated Banc-Corp
AstraZeneca
AT&T
Atmos Energy
Automatic Data Processing
Avaya
Avery Dennison
Avis Budget Group
Avista
Avon
Ball
BancorpSouth
Bank of America
Bank of N.T. Butterfield & Son Limited
Barr Laboratories
Baxter International
BB&T
BD
Beckman Coulter
Belo
Best Buy
Big Lots
Biogen Idec
Black & Decker
Black Hills
Blockbuster
Bob Evans Farms
Boeing
Boston Scientific
BP
Brady
Brink’s
Bristol-Myers Squibb
Brown Shoe
Building Materials Holding
Bunge
Burger King
Burlington Northern Santa Fe
CA
Cablevision Systems
Cabot
Calgon Carbon
Call Genie
Callaway Golf
Calpine
Cameron International
Campbell Soup
Capital One Financial
Cardinal Health
Carpenter Technology
Caterpillar
CB Richard Ellis
CBS
Celestica
Celgene
CEMEX
CenterPoint Energy
Cephalon
Ceridian
CF Industries
CheckFree Holdings
Chemtura
Cheniere Energy
Chesapeake
Chevron
Chicago Mercantile Exchange
Chiquita Brands
Choicepoint
CHS
CIENA
CIGNA
Cincinnati Bell
Cisco Systems
CIT Group
Citigroup
Clarcor
Clear Channel Communications
Cleco
Clorox
CMS Energy
COACH
Coca-Cola
Coca-Cola Enterprises
Coldwater Creek
Colgate-Palmolive
Columbia Sportswear
Comerica
Comfort Systems USA
Commerce Bancorp
Commerce Group
Compass Bancshares
ConAgra Foods
ConocoPhillips
Consolidated Edison
CONSTAR International
Constellation Brands
Constellation Energy
Convergys
Cooper Tire & Rubber
Corning
Countrywide Financial
Covance
Covanta Energy
Crown Castle
Crown Holdings
CSX
Cubic
Cullen/Frost Bankers
Curtiss-Wright
Cytec
Dade Behring
Dana
Darden Restaurants
Dean Foods
Dell
Delphi
Deluxe
Dendrite International
Dentsply
Devon Energy
Dick’s Sporting Goods
DIRECTV
Dollar Thrifty Automotive Group
Dominion Resources
Donaldson
Dow Chemical
Dow Jones
DPL
Dresser-Rand
DTE Energy
Duke Energy
DuPont
Dynegy
E*Trade
E.W. Scripps
Eastman Chemical
Eastman Kodak
Eaton
eBay
Ecolab
Edison International
EDO
EDS
eFunds
El Paso
Eli Lilly
Embarq
EMC
EMCOR Group
Emerson
Endo Pharmaceuticals
Energen

[1]	Towers Perrin’s Executive Compensation Database is a live database with participants submitting survey data on a continual basis. The companies listed above were extracted from the database on January 8, 2008 and are believed to closely approximate the participant group whose data was extracted for the TRW study on December 20, 2007.

Entergy	Harsco	King Pharmaceuticals	MSC Industrial Direct
EPCO	Hartford Financial Services	KLA-Tencor	Murphy Oil
Equifax	Hasbro	Kohl’s	Nalco
Equitable Resources	Hayes Lemmerz	Kraft Foods	National City
Erie Insurance	Health Net	L.B. Foster	National Fuel Gas
Exelon	Healthways	L-3 Communications	National Semiconductor
Express Scripts	Hearst-Argyle Television	La-Z-Boy	Nationwide
ExxonMobil	Henry Schein	Lear	Navistar International
Fannie Mae	Hercules	Leggett and Platt	NCR
Federal-Mogul	Herman Miller	Lenovo	New York Times
FedEx	Hershey Foods	Level 3 Communications	Nicor
Ferrellgas	Hess	Lexmark International	NIKE
Fifth Third Bancorp	Hewlett-Packard	Limited	Norfolk Southern
First Data	Hexcel	Lincoln Financial	Nortel Networks
First Horizon National	Hilton Hotels	Lions Gate Entertainment	Northeast Utilities
First National Bank of	HNI	Lockheed Martin	Northern Trust
Pennsylvania	Home Depot	Loews	Northrop Grumman
FirstEnergy	Honeywell	Longs Drug Stores	Northwest Airlines
Fiserv	Hormel Foods	Louisiana-Pacific	NorthWestern Energy
Fleetwood Enterprises	Hospira	Luby’s	NOVA Chemicals
Flowserve	Host Hotels & Resorts	Lyondell Chemical	Novartis
Fluor	Houghton Mifflin	M&T Bank	NRG Energy
Foot Locker	Hovnanian Enterprises	MacDonald Dettwiler & Associates	NSTAR
Ford	Humana	Macy’s	NW Natural
Forest Laboratories	Huntington Bancshares	Magellan Midstream Partners	Occidental Petroleum
Fortune Brands	Huntsman	Manitowoc	OGE Energy
Foster Wheeler	IAC/InterActive	Marathon Oil	Ohio Casualty
FPL Group	IBM	Marriott International	Omnova Solutions
Franklin Resources	IDACORP	Marshall & Ilsley	ONEOK
Freddie Mac	Idearc Media	Martha Stewart Living	Oracle
Freeport-McMoRan Copper &	IDEX	Martin Marietta Materials	Otter Tail
Gold	IKON Office Solutions	Masco	Owens Corning
G&K Services	IMS Health	MasterCard	Owens-Illinois
Gannett	IndyMac	Mattel	Pacific Gas & Electric
Gap	Ingersoll-Rand	McClatchy	Parker Hannifin
Gartner	Insituform Technologies	McDonald’s	Patheon
GATX	Integrys Energy Group	McGraw-Hill	People’s Bank
Gehl	Intel	McKesson	Pepco Holdings
Genentech	International Flavors &	MDC Holdings	PepsiAmericas
General Dynamics	Fragrances	MDU Resources	PepsiCo
General Electric	International Game Technology	MeadWestvaco	PerkinElmer
General Mills	International Paper	Medco Health Solutions	Pfizer
General Motors	Invitrogen	Media General	Pharmion
Genius Products	Iron Mountain	MedImmune	Phillips-Van Heusen
Genworth Financial	Irwin Financial	Medtronic	Phoenix Companies
Genzyme	ITC Holdings	Mellon Financial	Pinnacle West Capital
GEO Group	ITT — Corporate	Merck	Pitney Bowes
Getty Images	J. Crew	Mercury Insurance	Playboy Enterprises
Gilead Sciences	J.C. Penney Company	Meredith	Plexus
GlaxoSmithKline	J.M. Smucker	MetLife	Plum Creek Timber
Global Crossing	Jack in the Box	MetroPCS Communications	PNC Financial Services
Goodrich	Jacobs Engineering	MGE Energy	PNM Resources
Goodyear Tire & Rubber	Jarden	Microsoft	Polo Ralph Lauren
Great Plains Energy	John Wiley & Sons	Milacron	Polymer Group
Greif Bros	Johnson & Johnson	Millennium Pharmaceuticals	PolyOne
GTECH	Johnson Controls	Millipore	Portland General Electric
H&R Block	Kansas City Southern	Mine Safety Appliances	Powerwave Technologies
H.B. Fuller	KBR	Mirant	PPG Industries
H.J. Heinz	Kellogg	Molson Coors Brewing	PPL
Hanesbrands	Kelly Services	Monaco Coach	Praxair
Hanover Compressor	Kennametal	MoneyGram International	Primedia
Hanover Insurance Group	KeyCorp	Monsanto	Principal Financial
Harley-Davidson	Kimberly-Clark	Moody’s	Procter & Gamble
Harman International Industries	Kinder Morgan	Mosaic	Progress Energy
Harris	Kindred Healthcare	Motorola	Progressive

ProQuest	Southern Company Services	Trinity Industries	Wendy’s International
Protective Life	Southern Union Company	TRW Automotive	Westar Energy
Prudential Financial	Sovereign Bancorp	Tupperware	Western Union
Public Service Enterprise Group	Spanish Broadcasting	TXU	Weyerhaeuser
Puget Energy	Spectra Energy	U.S. Bancorp	Whirlpool
Pulte Homes	Sprint Nextel	UIL Holdings	Whole Foods Market
QUALCOMM	St. Joe Company	Union Bank of California	Williams Companies
Quest Diagnostics	StanCorp Financial Group	Union Pacific	Williams-Sonoma
Qwest Communications	Staples	UniSource Energy	Willis Group Holdings
Raytheon	Starbucks	Unisys	Winn-Dixie Stores
Reader’s Digest	Starwood Hotels & Resorts	United Airlines	Winnebago Industries
Regions Financial	State Street	United Parcel Service	Wisconsin Energy
Reinsurance Group of America	Steelcase	United Rentals	Wm. Wrigley Jr.
Reliant Resources	Sterling Bancshares	United States Cellular	WPP
Respironics	Stryker	United States Steel	Wyeth
Revlon	Sun Microsystems	United Technologies	Wyndham Worldwide
Reynolds American	Sunoco	UnitedHealth	Xcel Energy
Robert Half International	SunTrust Banks	Unitil	Xerox
Rockwell Automation	SVB Financial	Univision Communications	Yahoo!
Rockwell Collins	Symantec	Unum Group	Yum! Brands
Rohm and Haas	Synovus	USEC	Zale
Ryder System	Targa Resources	USG
SAFECO	Target	U-Store-It Trust
SAIC	Taubman Centers	Valero Energy
Sara Lee	Tektronix	Valmont Industries
SCANA	TeleTech Holdings	Verizon
Schering-Plough	Temple-Inland	Vertex Pharmaceuticals
Schlumberger	Tenet Healthcare	VF
Scholastic	Tennant	Viacom
Schweitzer-Mauduit	Terex	Viad
Scotts Miracle-Gro	Terra Industries	Visteon
Seagate Technology	Tesoro	Vulcan Materials
Sears	Texas Instruments	W.R. Grace
Sempra Energy	Texas Petrochemicals	W.W. Grainger
Sherwin-Williams	Textron	Wachovia
Shire Pharmaceuticals	Thomas & Betts	Walt Disney
Sinclair Broadcast Group	Thomson Corporation	Warnaco
Sirius Satellite Radio	Tiffany	Washington Mutual
SIRVA	Time Warner	Washington Post
SLM	Timken	Watson Pharmaceuticals
Smurfit-Stone Container	Toro	Webster Bank
Solutia	Tower Automotive	Wellcare Health Plans
Sonoco Products	Travelers	Wellpoint
South Financial Group	Tribune	Wells Fargo

ATTN: SHAREHOLDER RELATIONS
12001 TECH CENTER DRIVE
LIVONIA, MI 48150
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRW AUTOMOTIVE HOLDINGS CORP.

Vote On Directors

Proposal 1. The election of two directors to serve as Class I directors for a three-year term beginning at the meeting and expiring at the 2011 annual stockholders’ meeting or until succeeded by another qualified director who has been properly elected. The Board has nominated for re-election 01) Paul H. O’Neill and 02) Francois J. Castaing, both current directors.
	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposal				For	Against	Abstain
Proposal 2: The ratification of Ernst Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of TRW Automotive Holdings Corp. for 2008.				☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

For comments, please check this box and write them on the back where indicated.	☐
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executive, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 20, 2008: The Proxy Statement and Annual Report are available at www.proxyvote.com.
To view the materials on this website, have the 12-digit Control # (s) (located on the prior page) available.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2008
The stockholder(s) hereby appoint(s) John C. Plant, Joseph S. Cantie and David L. Bialosky, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRW Automotive Holdings Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 p.m., local time on Tuesday, May 20, 2008, at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, and any adjournment or postponement thereof. The record date for the annual meeting is March 24, 2008. Only stockholders of record at the close of business on that date may vote at the meeting.
Employees who participate in the TRW Automotive Retirement Savings Plan for Salaried Employees or the TRW Automotive Retirement Savings Plan for Hourly Employees may use this proxy card to instruct the plan trustees, plan committees or independent fiduciaries of those plans how to vote these shares. They will vote the shares in accordance with the employee’s instructions and the terms of the plan.
If the employee does not provide voting instructions for shares held in any of these plans, then the employee's shares will be voted by an independent fiduciary.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.